Exhibit 10.1











                    AGREEMENT FOR SALE AND PURCHASE OF HOTEL

                           MARRIOTT CHICAGO SCHAUMBURG


                                 By and Between

                            SHC SCHAUMBURG II, L.L.C.


                                   ("Seller")


                                       and

                           THE PROCACCIANTI GROUP, LLC


                                  ("Purchaser")




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                                TABLE OF CONTENTS
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ARTICLE I         DEFINITIONS AND REFERENCES..................................1

        1.01.  Definitions....................................................1

        1.02.  References.....................................................7

ARTICLE II        SALE AND PURCHASE; "AS-IS," "WHERE-IS" SALE.................7

        2.01.  Sale and Purchase..............................................7

        2.02.  As-is, Where-is................................................7

ARTICLE III       PURCHASE PRICE.............................................10

        3.01.  Purchase Price................................................10

        3.02.  Earnest Money Escrow Agreement................................10

        3.03.  Allocation of Purchase Price..................................11

ARTICLE IV        DUE DILIGENCE PERIOD.......................................11

        4.01.  Due Diligence Period..........................................11

        4.02.  Review and Inspection.........................................11

        4.03.  Testing.......................................................11

        4.04.  Consent of Marriott...........................................12

        4.05.  Termination of Hotel Contracts................................12

        4.06.  Acceptance or Rejection.......................................12

        4.07.  Confidentiality...............................................13

        4.08.  Indemnification; Insurance....................................13

        4.09.  Title and Survey..............................................14

ARTICLE V         REPRESENTATIONS AND WARRANTIES.............................15

        5.01.  Representations and Warranties of Seller......................15

        5.02.  Representations and Warranties of Purchaser...................16

        5.03.  Duration of Representations and Warranties....................17

        5.04.  Environmental.................................................17

ARTICLE VI        CLOSING AND CLOSING DELIVERIES.............................18

        6.01.  Closing.......................................................18

        6.02.  Seller's Deliveries...........................................18

        6.03.  Purchaser's Deliveries........................................19

        6.04.  Expenses......................................................20


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                                TABLE OF CONTENTS
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                                   (continued)
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        6.05.  Concurrent Transactions.......................................20

        6.06.  Possession....................................................20

ARTICLE VII       ADJUSTMENTS AND PRORATIONS; CLOSING STATEMENTS;
                  EMPLOYEES..................................................20

        7.01.  Adjustments and Prorations....................................20

        7.02.  Payment.......................................................22

        7.03.  Closing Statements............................................22

        7.04.  Sales Taxes; Bulk Sales.......................................23

        7.05.  Employees.....................................................23

ARTICLE VIII      CONDITIONS TO SELLER'S OBLIGATIONS.........................24

        8.01.  Conditions....................................................24

ARTICLE IX        CONDITIONS TO PURCHASER'S OBLIGATIONS......................25

        9.01.  Conditions....................................................25

ARTICLE X         ACTIONS AND OPERATIONS PENDING CLOSING.....................26

        10.01. Actions and Operations Pending Closing........................26

        10.02. Termination of Certain Existing Agreements....................26

        10.03. Transition of Management, Communications with Employees.......26

        10.04. Liquor License................................................27

ARTICLE XI        CASUALTIES AND TAKINGS.....................................28

        11.01. Casualties....................................................28

        11.02. Takings.......................................................28

ARTICLE XII       NOTICES....................................................29

        12.01. Notices.......................................................29

ARTICLE XIII      ADDITIONAL COVENANTS.......................................30

        13.01. Additional Covenants..........................................30

ARTICLE XIV       DEFAULTS AND REMEDIES......................................33

        14.01. Seller's Remedies.............................................33

        14.02. Purchaser's Remedies..........................................34


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                                TABLE OF CONTENTS
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               Exhibit A:           Land
               Exhibit B:           Earnest Money Escrow Agreement
               Exhibit C:           Excluded Assets
               Exhibit D:           Permitted Exceptions
               Exhibit E:           Submitted Financial Statements
               Exhibit F:           Hotel Contracts
               Exhibit G:           Space Leases
               Exhibit H:           Material Litigation
               Exhibit I:           Notices of Violation
               Exhibit J:           Deed
               Exhibit K:           Bill of Sale
               Exhibit L:           Assignment and Assumption of Space Leases,
                                    Hotel Contracts, Bookings, Permits,
                                    Intangibles and Accounts Receivable
               Exhibit M:           Certification of Non-Foreign Status
               Exhibit N:           Definition of "Competitor"





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                    AGREEMENT FOR SALE AND PURCHASE OF HOTEL

        THIS AGREEMENT FOR SALE AND PURCHASE OF HOTEL ("Agreement") is made this 7th day of September, 2005, by and between SHC SCHAUMBURG II, L.L.C., a Delaware limited liability company ("Seller"), and THE PROCACCIANTI GROUP, LLC, a Rhode Island limited liability company ("Purchaser").

                                    RECITALS:

        A. Seller is the fee owner of the hotel commonly referred to as the Marriott Chicago Schaumburg located at 50 Martingale Road, Schaumburg, Illinois (the "Hotel").

        B. Seller desires to sell, and Purchaser desires to purchase, the Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

                                   AGREEMENTS:

        NOW, THEREFORE, in consideration of the representations, warranties, agreements, covenants, and conditions contained in this Agreement, and other good and valuable consideration, Seller and Purchaser agree as follows:

                                   ARTICLE I

                           DEFINITIONS AND REFERENCES

        1.01. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

        Accountants:  Deloitte & Touche LLP.

        Account Cash: The balances of all cash and securities and other instruments held by Seller or by Manager or for the benefit of Seller or the Property and deposited, held, or contained in any account, bank, or vault, except for Cash-On-Hand and Reserves.

        Accounts Payable: All outstanding trade payables and other accounts payable with regard to the Hotel relating to any period of time prior to the Closing Date, whether or not invoiced, excluding any sums payable under the Hotel Contracts.

        Accounts Receivable: All accounts receivable with regard to the Hotel relating to any period of time prior to the Closing Date, including room rentals and food and beverage revenues for the night preceding the Closing Date.

        Affiliate: With respect to a specific entity, any natural person or any firm, corporation, partnership, association, trust, or other entity which, directly or indirectly, controls or is under common control with the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust, or other entity which is controlled by the subject entity or person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any



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such entity or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

        Agreement: This Agreement for Sale and Purchase of Hotel, including the exhibits attached hereto and made a part hereof.

        Bookings: Contracts, commitments or reservations for the use or occupancy of guest rooms and meeting and banquet facilities of the Hotel.

        Business Day: Any day other than a Saturday, a Sunday or another day on which banks in the city of Chicago, Illinois are closed.

        Cash-On-Hand: Any and all till money and house banks, and all checks, travelers' checks, and bank drafts paid by guests of the Hotel and located at the Property, specifically excluding, however, all Account Cash, and all Reserves.

        Closing: The consummation of the transaction contemplated by this Agreement.

        Closing Date: October 14, 2005, TIME BEING OF THE ESSENCE, or such other date to which Seller and Purchaser shall agree in writing.

        Consumables: All food and beverages (alcoholic, to the extent transferable under applicable law, and non alcoholic).

        Continuing Employees: Shall have the meaning given to it in Section
7.05.

        Cut-off Time: 11:59 P.M. (Central Time) on the date prior to the Closing Date.

        Due Diligence:  Shall have the meaning given to it in Section 4.01.

        Due Diligence Period: Shall have the meaning given to it in Section
4.01.

        Earnest Money:  Shall have the meaning given to it in Section 3.01(b).

        Employee(s): All persons employed by Seller, Manager, or an Affiliate of Seller or Manager, pursuant to Employment Contracts or otherwise, working at the Hotel.

        Employee Benefit Plans: All employee benefit plans, as that term is defined in ERISA, and each other employee benefit plan or program to which Seller contributes on behalf of any of the Employees.

        Employment Contract(s): Those written contracts and agreements with all or any of the executives, staff, and employees of Seller, Lessee, or an Affiliate of Seller or Lessee for work at the Hotel including, but not limited to, individual employment agreements, union agreements, employee handbooks, group health insurance plans, life insurance plans, and disability insurance plans (other than Employee Benefit Plans).

        Environmental Laws:  Shall have the meaning given to it in Section 5.04.




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        Environmental Study: That certain Phase I Environmental Site Assessment update for the Property dated March 19, 2004 prepared by ATC Associates Inc.

        ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

        Escrow: The escrow created for the purpose of holding the Earnest Money.

        Escrow Instructions: The escrow instructions, if any, to be executed and delivered by the parties (or their respective attorneys who are hereby authorized by the parties to execute same) and the Title Company, as escrowee in connection with the Closing.

        Excluded Assets: Those assets, if any, listed on Exhibit "C" to this Agreement and the Reserves and Account Cash, all of which is owned and to be retained by Seller.

        Excluded Permits: Those permits and licenses required for the ownership and operation of the Hotel which, under applicable law, are nontransferable.

        Existing Marriott Agreements: The existing contracts and agreements pertaining to the Property between Manager or its Affiliates and Seller or its Affiliates, including but not limited to (i) the MVCI Concession Agreement dated September 30, 2004 among Seller, Marriott Ownership Resorts, Inc. and Manager, and (ii) the FF&E Lease.

        Existing Mortgage: Any mortgage, deed of trust, assignment of leases and rents, UCC-1 financing statement or other security instrument encumbering the Property, but excluding any UCC-1 financing statement relating to any Hotel Contract.

        FF&E Lease: That certain Lease Agreement dated May 22, 1998 between Manager, as lessor, and Seller's predecessor-in-title, Strategic Hotel Funding, L.L.C., as lessee, covering some or all of the Fixtures and Tangible Personal Property and Operating Equipment.

        Final Closing Statement: The Final Closing Statement required under
Section 7.03.

        First Due Diligence Expiration Date: Shall have the meaning given to it in Section 4.01.

        Fixtures and Tangible Personal Property: All fixtures, furniture, furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, appliances, draperies, carpeting, keys, and other articles of personal property (including, without limitation, vanities, vanity tops and pavers) now located on the Real Property or used or usable in connection with any part of the Hotel or the Property, subject to such depletions, resupplies, substitutions, and replacements as shall occur and be made in the normal course of business but in accordance with present standards, excluding, however: (i) Consumables; (ii) Operating Equipment; (iii) Supplies; (iv) equipment and property leased pursuant to Hotel Contracts; (v) property owned by Space Lessees, guests, employees or Manager or any Affiliate of Manager (but not excluding property demised under the FF&E Lease), and (vi) Improvements.

        General Assignment: Shall have the meaning given to it in Section
6.02(c).




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        Hazardous Substances: Shall have the meaning given to it in Section
5.04.

        Hotel:  Shall have the meaning given to it in Recital A.

        Hotel Contracts: All service contracts, maintenance contracts, equipment leases (including, without limitation, the long distance T1 line), and other contracts or agreements, and any amendments thereto, with respect to the ownership, maintenance, operation, provisioning, or equipping of the Hotel, or any of the Property, as well as written warranties and guaranties relating thereto, if any, including, but not limited to, those relating to heating and cooling equipment and/or mechanical equipment, but exclusive, however, of (i) insurance policies, (ii) the Bookings, (iii) the Space Leases, (iv) the Employment Contracts, and (v) the Employee Benefit Plans, and (vi) the Existing Marriott Agreements.

        Improvements: The buildings, structures (surface and sub surface), and other improvements, including such fixtures as shall constitute real property, located on the Land.

        Indemnified Parties: Shall have the meaning given to it in Section 4.08.

        Indemnitees: A party's partners, trustees, officers, directors, employees, beneficiaries, shareholders, members, managers, advisors, and other agents and their respective partners, trustees, beneficiaries, employees, officers, directors, and shareholders.

        Initial Deposit:  Shall have the meaning given to it in Section 3.01(a).

        Intangibles: All goodwill associated with the Hotel and Seller's rights, if any, to all names and marks associated with the Hotel (excluding any names or marks owned by the Manager or its Affiliates), customer lists, sales records, telephone numbers, and all transferable software which is not the proprietary property of the Manager, including but not limited to property management and front desk software used at the Hotel, such as Fidelio.

        Land: The parcel of real estate described in Exhibit "A", together with all rights, title, and interest, if any, of Seller in and to all land lying in any street, alley, road, or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title, and interest of Seller in and to any award made or to be made in lieu thereof.

        Legal Requirements: All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions, and requirements of all governments and governmental authorities having jurisdiction of the Hotel (including, for purposes of this Agreement, any local Board of Fire Underwriters), and the operation of the Hotel.

        Liabilities: All liabilities, demands, liens, interest, claims, actions or causes of action, assessments, losses, fines, penalties, costs (including, without limitation, response and/or remedial costs), damages and expenses including, without limitation, those asserted by any Federal, state or local governmental or quasi-governmental agency, third party, or former or present employee, including attorneys', consultants' and expert witness fees and expenses.



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        Liquor License: Any and all licenses and permits required by any applicable governmental authorities for the sale and consumption of alcoholic beverages at the Hotel.

        Manager:  Marriott Hotel Services, Inc.

        Marriott:  Shall have the meaning given to it in Section 4.04.

        Marriott Consent: Shall have the meaning given to it in Section 4.04.

        Marriott Franchise Agreement: Shall have the meaning given to it in
Section 4.04.

        Notice and Notices: Shall have the meanings given to them in Section 12.01.

        Obligations: All payments required to be made and all representations, warranties, covenants, agreements, and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

        Operating Equipment: All china, glassware, linens, silverware, and uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Hotel, which are on hand on the date of this Agreement subject to such depletion and restocking as shall be made in the normal course of business but in accordance with present standards.

        Permits: All licenses, franchises, and permits, certificates of occupancy, authorizations, and approvals used in or relating to the ownership, occupancy, or operation of any part of the Hotel, including, without limitation, the Liquor License.

        Permitted Exceptions: The liens, encumbrances, restrictions, exceptions, and other matters specified in Exhibit "D", as well as those matters deemed acceptable under Section 4.09 and such other matters that appear in the Title Commitment that are acceptable to Purchaser, to which title to the Property shall be subject on the Closing Date.

        Personal Property:  All of the Property other than the Real Property.

        Preliminary Closing Statement: The Preliminary Closing Statement required by Section 7.03.

        Property: (i) The Real Property; (ii) the Fixtures and Tangible Personal Property; (iii) the Operating Equipment; (iv) the Consumables; (v) the Supplies,
(vi) the transferable right, title, and interest of Seller in, to, and under the Hotel Contracts and Space Leases; (vii) the Bookings; (viii) the Permits (other than Excluded Permits); and (ix) the Intangibles, provided, however, that Property shall not include the Excluded Assets.

        Purchase Price:  Shall have the meaning given to it in Section 3.01.

        Purchaser's Manager: Shall have the meaning given to it in Section 4.04.

        Real Property: The Land together with the Improvements located on the Land.



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        Reserves: Any reserves maintained or held by the Manager or the holder of the Existing Mortgage for the replacement of Fixtures and Tangible Personal Property, capital repairs or improvements, real estate taxes, insurance premiums or any other matter.

        Searches:  Shall have the meaning given to it in Section 4.09.

        Second Deposit:  Shall have the meaning given to it in Section 3.01(b).

        Second Due Diligence Expiration Date: Shall have the meaning given to it in Section 4.01.

        Space Leases: All leases, subleases, licenses, concessions, and other occupancy agreements for the use or occupancy of any portion of the Real Property, excluding, however, (i) any existing leases with Affiliates of Seller and (ii) the Bookings.

        Space Lessee: Any person or entity entitled to occupancy of any portion of the Real Property under a Space Lease.

        Submitted Financial Statements: Those financial statements of the Hotel identified in Exhibit "E" to this Agreement.

        Supplies: All engineering, maintenance, and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused, or held in reserve storage for future use in connection with the maintenance and operation of the Hotel, which are on hand on the date of this Agreement, subject to such depletion and restocking as shall occur and be made in the normal course of business but in accordance with present standards, excluding, however, (i) Operating Equipment and (ii) all items of personal property owned by Space Lessees, guests, employees, or persons (other than Seller or any Affiliate of Seller, unless denominated as an Excluded Asset under this Agreement) furnishing food or services to the Hotel.

        Survey:  Shall have the meaning given to it in Section 4.09.

        Title Commitment:  Shall have the meaning given to it in Section 4.09.

        Title Company: Chicago Title Insurance Company, 171 North Clark Street, Chicago, IL 60601-3294, Attention: Lorese Wells (phone: (312) 223-5864; fax:
(312) 223-5888; email: wellsl@ctt.com).

        Title Policy: An ALTA owner's title insurance policy, issued by the Title Company pursuant to the Title Commitment, in favor of Purchaser and in the amount of the portion of the Purchase Price allocated to the Real Property, showing good and marketable fee simple title in the Real Property to be vested in Purchaser, subject to only the Permitted Exceptions.

        Title Review Date:  Shall have the meaning given to it in Section 4.09.

        Transfer:  Shall have the meaning given to it in Section 13.01(f).



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        UCC: The Uniform Commercial Code, as adopted by the applicable jurisdictions.

        UCC Search: A search of the filings (at the state and county levels) pursuant to the UCC with regard to the Personal Property.

        WARN Act: Shall have the meaning given to it in Section 7.05.

        1.02. References. Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached to this Agreement. The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement. Captions are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

                                   ARTICLE II

                   SALE AND PURCHASE; "AS-IS," "WHERE-IS" SALE

        2.01. Sale and Purchase. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.

        2.02. As-is, Where-is. (a) Purchaser represents that by reason of its business and financial experience, and the business and financial experience of those persons retained by Purchaser to advise it with respect to its investment in the Property, Purchaser has sufficient knowledge, sophistication, and experience in business and financial matters to evaluate the merits and risks of the prospective investment and is able to bear the economic risk of such investment. Purchaser will have and has had adequate opportunity and time to review and analyze the risks attendant to the transactions contemplated in this Agreement with the assistance and guidance of competent professionals. In addition, this Agreement gives Purchaser a period of time to inspect, examine, and investigate the Property, to obtain estoppel certificates and to review survey and title matters relating to the Property, and, subject to the provisions of this Agreement, the right to terminate this Agreement if Purchaser is unsatisfied with the results of Purchaser's inspections, examinations, and investigations. Purchaser represents, warrants, and agrees that if Purchaser elects to consummate the purchase of the Property after making such inspections, examinations, and investigations, except as otherwise specifically set forth in this Agreement, Purchaser is relying solely on its own inspections, examinations, and investigations in making the decision to purchase the Property.

        (b) Except for the representations and warranties expressly set forth in
Section 5.01, Purchaser has not relied, and is not relying, upon any information, documents, sales brochures, or other literature, maps or sketches, projections, pro formas, statements, representations, guaranties, or warranties (whether express or implied, oral or written, material or immaterial) that may have been given or made by or on behalf of Seller.

        (c) Except for the representations and warranties expressly set forth in
Section 5.01, Purchaser is not relying and has not relied on any representations, warranties or statements



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of Seller or any of its members or partners, or any of their respective officers, members, partners, directors, shareholders, agents, attorneys, employees, or representatives as to (i) the quality, nature, adequacy, or physical condition of the Property including, but not limited to, the structural elements, foundations, roofs, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property or any portion of the Property, (ii) the quality, nature, adequacy, or physical condition of soils or the existence of ground water at the Property, (iii) the existence, quality, nature, adequacy, or physical condition of any utility serving the Property, (iv) the ad valorem taxes now or hereafter payable on the Property or the valuation of the Property for ad valorem tax purposes, (v) the development potential of the Property or the habitability, merchantability or fitness, suitability, or adequacy of the Property or any portion of the Property for any particular use or purpose, (vi) the zoning or other legal status of the Real Property, (vii) the compliance by the Property, or any portion of the Property, or the operations conducted on or at the Property, with any Legal Requirements or other covenants, conditions, or restrictions, (viii) the quality of any labor or materials relating in any manner to the Property, or (ix) the condition of title to the Property or the nature, status, and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting title to the Property.

        (d) EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SALE AND CONVEYANCE BY SELLER TO PURCHASER OF ALL RIGHT, TITLE, AND INTEREST OF SELLER IN AND TO THE PROPERTY WILL BE MADE WITHOUT ANY WARRANTY OR RECOURSE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, ABSENCE OF VICES OR DEFECTS (WHETHER APPARENT OR LATENT, KNOWN OR UNKNOWN, EASILY DISCOVERABLE OR HIDDEN), FITNESS FOR ANY ORDINARY USE, OR FITNESS FOR ANY INTENDED USE OR PARTICULAR PURPOSE, EVEN FOR THE RETURN OR REDUCTION OF THE PURCHASE PRICE OR OTHERWISE, THE SOLE PERIL AND RISK OF EVICTION TO BE ASSUMED BY PURCHASER, BUT WITH FULL SUBSTITUTION AND SUBROGATION IN AND TO ALL OF THE RIGHTS AND ACTIONS OF WARRANTY WHICH SELLER HAS OR MAY HAVE AGAINST ALL PRECEDING OWNERS OR SELLERS; IT BEING UNDERSTOOD THAT PURCHASER WILL TAKE THE PROPERTY "AS IS" AND "WHERE IS", PURCHASER HEREBY ACKNOWLEDGING RELIANCE SOLELY ON THE TITLE COMMITMENT AND INSPECTION OF THE PROPERTY, AND NOT ON ANY WARRANTIES OR REPRESENTATIONS FROM SELLER, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN.

        (e) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OR REPRESENTATIONS AS TO TITLE, ABSENCE OF VICES OR DEFECTS (WHETHER APPARENT OR LATENT, KNOWN OR UNKNOWN, EASILY DISCOVERABLE OR HIDDEN), HABITABILITY, MERCHANTABILITY, FITNESS FOR ANY ORDINARY USE, FITNESS FOR ANY INTENDED USE OR PARTICULAR PURPOSE, ZONING, TAX CONSEQUENCES, PHYSICAL CONDITION, UTILITIES, OPERATING HISTORY OR



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PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY
WITH LEGAL REQUIREMENTS, INCLUDING WITHOUT LIMITATION THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101, ET SEQ., THE TRUTH, ACCURACY, OR COMPLETENESS OF ANY MATERIALS, DATA, OR INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY OR THE MANNER OF REPAIR, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY OR ANY PORTION THEREOF. ALL SUCH WARRANTIES WITH RESPECT TO THE PROPERTY ARE HEREBY DISCLAIMED BY SELLER AND EXPRESSLY WAIVED BY PURCHASER. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING OR RELATING TO THE PROPERTY MADE OR FURNISHED BY SELLER, ANY PARTY ACTING OR PURPORTING TO ACT FOR SELLER, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING. PURCHASER FURTHER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT IN SELECTING THE PROPERTY. PURCHASER SHALL HAVE NO RIGHT OR CAUSE OF ACTION IN WARRANTY OR OTHERWISE AGAINST SELLER IN ANY CONTROVERSY, CLAIM, DEMAND, OR LITIGATION ARISING FROM OR IN CONNECTION WITH THE PROPERTY, AND PURCHASER HEREBY WAIVES ANY SUCH RIGHT OR CAUSE OF ACTION, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN.

        (f) SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO (A) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS SUBSTANCE OR (B) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ABSENCE OF ANY CLAIMS, WHETHER ASSERTED OR UNASSERTED, WITH RESPECT TO COMPLIANCE WITH ENVIRONMENTAL LAWS OR ENVIRONMENTAL CONDITIONS AT THE PROPERTY. PURCHASER RELEASES SELLER FROM ANY AND ALL CLAIMS PURCHASER MAY HAVE AGAINST SELLER OF WHATEVER KIND OR NATURE NOW OR HEREAFTER RESULTING FROM OR IN ANY WAY CONNECTED WITH THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY AND ALL CLAIMS PURCHASER MAY HAVE AGAINST SELLER UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT, 42 U.S.C. SECTION 9601 ET SEQ., AS AMENDED OR REAUTHORIZED, OR ANY OTHER ENVIRONMENTAL LAW OR COMMON LAW, PROVIDED, THAT NO RELEASE IS INTENDED WITH RESPECT TO CLAIMS THAT PURCHASER MAY HAVE AGAINST SELLER'S PREDECESSORS IN TITLE UNDER APPLICABLE LAW.

        (g) SELLER SHALL NOT BE LIABLE TO PURCHASER FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, OR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT, TORT, OR

NEGLIGENCE OR IN ANY OTHER MANNER ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        (h) PURCHASER FURTHER DECLARES AND ACKNOWLEDGES THAT THE FOREGOING WAIVERS HAVE BEEN BROUGHT TO THE ATTENTION OF PURCHASER AND EXPLAINED IN DETAIL TO IT AND THAT PURCHASER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THE FOREGOING WAIVER.

                                  ARTICLE III

                                 PURCHASE PRICE

        3.01. Purchase Price. The purchase price ("Purchase Price") to be paid by Purchaser to Seller at the Closing shall be Twenty Three Million Eight Hundred Eighty Thousand and no/100 Dollars ($23,880,000), plus or minus prorations and adjustments as provided in this Agreement. The Purchase Price shall be payable by Purchaser as follows:

        (a) On or before 3:00 P.M. (Central Time) on the next Business Day following the full execution and delivery of this Agreement, TIME BEING OF THE ESSENCE, Purchaser shall deposit with the Title Company, as escrow agent, the amount of Five Hundred Thousand and no/100 Dollars ($500,000) by a certified check or wire transfer of immediately available United States of America funds as an earnest money deposit (together with interest earned thereon, the "Initial Deposit");

        (b) On or prior to the Second Due Diligence Expiration Date (defined below), TIME BEING OF THE ESSENCE, unless this Agreement has been terminated by Purchaser pursuant to Section 4.04 below, Purchaser shall deposit with the Title Company, as escrow agent, the amount of Five Hundred Thousand and no/100 Dollars ($500,000) by a certified check or wire transfer of immediately available United States of America funds as an additional earnest money deposit (together with interest earned thereon, the "Second Deposit"; and together with the Initial Deposit, the "Earnest Money"); and

        (c) On the date of Closing, Purchaser shall pay the balance of the Purchase Price, subject to the prorations and adjustments provided for in this Agreement, in cash by certified check or wire transfer of immediately available United States of America funds to the Seller in accordance with the terms and conditions of this Agreement. Purchaser shall be responsible for any income taxes payable with respect to any interest and/or dividends earned with respect to the Earnest Money. For those purposes, Purchaser's federal taxpayer identification number is 05-0497199.

        3.02. Earnest Money Escrow Agreement. The Earnest Money shall be held and disbursed by the Title Company acting as escrow agent pursuant to the Earnest Money Escrow Agreement in the form of Exhibit "B" attached hereto which the parties have executed simultaneously with this Agreement. The Earnest Money shall be invested in a federally issued or insured interest bearing instrument and shall be paid to the party to which the Earnest Money is payable pursuant to the provisions of this Agreement. If the sale of the Property is consummated in accordance with the terms of this Agreement, the Earnest Money shall be applied to the Purchase Price to be paid by Purchaser at the Closing. In the event of a default under this Agreement by Purchaser or Seller, the Earnest Money shall be applied as provided in this Agreement.

        3.03. Allocation of Purchase Price. The Purchase Price shall be allocated among the various components of the Property in the following manner:

              Real Property                                $21,492,000
              Tangible Personal Property                   $ 2,388,000


                                   ARTICLE IV

                              DUE DILIGENCE PERIOD

        4.01. Due Diligence Period. The "Due Diligence Period" shall be (i) the period from the date of this Agreement through 5:00 P.M. (Central Time) on that date which is fifteen (15) days after the date hereof (the "First Due Diligence Expiration Date"), TIME BEING OF THE ESSENCE, for all matters other than title, survey and the environmental and the structural condition of the Improvements, and (ii) the period from the date of this Agreement through 5:00 P.M. (Central
Time) on the date which is thirty (30) days after the date hereof (the "Second Due Diligence Expiration Date"), TIME BEING OF THE ESSENCE. Purchaser and its representatives shall be permitted to enter upon the Property at any reasonable time and from time to time during the Due Diligence Period to examine, inspect, and investigate the Property as well as all records and other documentation pertaining to the Property (collectively, "Due Diligence"). The Due Diligence shall be subject to the terms, conditions, and limitations set forth in this
Article IV, and Purchaser's conduct shall be in strict compliance with the covenants and agreements contained in this Article IV.

        4.02. Review and Inspection. Purchaser shall have a right to enter upon the Property for the purpose of conducting its Due Diligence provided that in each such instance (i) Purchaser notifies Seller in writing or by telephone or e-mail of its intent to enter the Property to conduct its Due Diligence not less than twenty-four (24) hours prior to such entry; (ii) the date and approximate time period are scheduled with Seller or the Lessee; and (iii) Purchaser is in full compliance with the insurance requirements set forth in Section 4.08. At Seller's election, a representative of Seller shall be present during any entry by Purchaser or its representatives upon the Property for Due Diligence. Purchaser shall take all necessary actions to ensure that neither it nor any of its representatives interfere with the Lessee, Space Lessees or guests of the Hotel or ongoing operations occurring at the Property in any material way. Purchaser shall not cause or permit any mechanic liens, materialmen's liens, or other liens to be filed against the Property as a result of its Due Diligence.

        4.03. Testing. Purchaser shall have the right to conduct, at its sole cost and expense, any inspections, studies or tests that Purchaser deems appropriate in determining the condition of the Property, provided, however, Purchaser is not permitted to perform any sampling, boring, drilling or other physically intrusive testing into the structures or ground comprising the Property, including, without limitation, a Phase II environmental assessment, without (i) submitting to Seller the scope and inspections for such testing; and (ii) obtaining the prior written consent of Seller for such testing, which consent shall not be unreasonably withheld, conditioned, or delayed.

        4.04. Consent of Marriott. During Purchaser's Due Diligence Period, Purchaser shall be responsible for obtaining, at Purchaser's sole cost and expense, the consent of Marriott Hotel Services, Inc. and/or its applicable franchise Affiliate ("Marriott") to the continued operation of the Hotel by Purchaser after the Closing as a "Marriott Hotel" pursuant to Marriott's current form of franchise agreement (the "Marriott Franchise Agreement") (including agreement upon any "PIP" requirement therefor) for such term as is acceptable to Marriott and Purchaser, which consent shall also include an acknowledgement by Marriott that the execution of the Marriott Franchise Agreement by Purchaser will comply with the requirements of Section 10.02.F of the existing management agreement between Manager and Seller (the "Marriott Consent"). Purchaser shall comply with all reasonable requirements of Marriott in this regard, including but not limited to the prompt submission of any requested information concerning Purchaser and its intended manager of the Hotel ("Purchaser's Manager"). If the Marriott Consent has not been obtained by Purchaser by the First Due Diligence Expiration Date, Seller may terminate this Agreement (if not previously terminated by Purchaser) by giving written notice of termination to Purchaser at any time after the First Due Diligence Expiration Date, provided the Marriott Consent has not been obtained by such time. Upon receipt by Purchaser of such termination notice, (i) this Agreement shall be terminated, and the parties shall have no further obligations or recourse against each other (except for any provisions of this Agreement which are expressly stated to survive the termination of this Agreement, including, without limitation, the indemnification set forth in Section 4.08), and (ii) Seller shall direct the Title Company by written notice, with a copy to Purchaser, to return to Purchaser the Earnest Money, less the amount of any known damages payable to Seller pursuant to the indemnification set forth in Section 4.08 or as a result of any other defaults under this Agreement by Purchaser.

        4.05. Termination of Hotel Contracts. If prior to the First Due Diligence Expiration Date Purchaser notifies Seller in writing of those Hotel Contracts that are terminable by their terms that Purchaser would like Seller to terminate, Seller shall (after the expiration of Purchaser's Due Diligence Period and its failure to terminate this Agreement) notify the other parties to all such identified leases and/or agreements of the termination thereof upon the first to occur of (i) the Closing Date or (ii) the earliest date such lease or agreement can be terminated by its terms (in which event such lease or agreement will be assigned to Purchaser at the Closing for the balance of the term remaining before such termination is effective), and Purchaser shall pay or reimburse Seller at Closing any fees, costs, expenses, penalties or damages due to such parties as a result of such termination, which obligation shall survive the Closing. Seller will use commercially reasonable efforts to obtain the consent of the vendor under any Hotel Contract that Purchaser does not elect to terminate whose consent is required for the assignment of such Hotel Contract to Purchaser, but the delivery of such consent at or prior to the Closing shall not be a condition to Closing and shall not relieve Purchaser of the obligation to assume such Hotel Contract at the Closing.

        4.06. Acceptance or Rejection. Purchaser shall have until 5:00 P.M. (Central Time) on the First Due Diligence Expiration Date, TIME BEING OF THE ESSENCE, to complete its Due Diligence with respect to all matters other than title, survey, environmental and the structural condition of the Improvements. Purchaser may terminate this Agreement for any reason, or for no reason, in Purchaser's absolute and sole discretion, by giving written notice of termination to Seller on or before the First Due Diligence Expiration Date. In the event that Purchaser has not terminated the Agreement on or before the First Due Diligence Expiration Date, Purchaser shall have until 5:00 P.M. (Central Time) on the Second Due Diligence Expiration Date, TIME BEING OF THE ESSENCE, to complete its Due Diligence with respect to its inspections and review of title, survey, environmental and structural matters. In the event that Purchaser has discovered (i) an environmental problem at the Property which was not disclosed in the Environmental Report (other than the presence of mold which was disclosed in the Environmental Report), (ii) a material mold problem at the Property, (iii) a structural problem with the Improvements that was not disclosed in any of the property condition reports previously delivered to Purchaser, or (iv) an objectionable title or survey matter which Seller has refused to cure, any of which Purchaser reasonably believes would adversely effect the value of the Hotel, Purchaser may terminate this Agreement for such reason by giving written notice of termination to Seller on or before the Second Due Diligence Expiration Date, together with a description of the title, survey, environmental or structural problem and the report disclosing such problem. Upon receipt by Seller of any such timely termination notice, (i) this Agreement shall be terminated, and the parties shall have no further obligations to or recourse against each other (except for any provisions of this Agreement which are expressly stated to survive the termination of this Agreement, including, without limitation, the indemnification set forth in Section 4.08, and (ii) Purchaser may direct the Title Company by written notice, with a copy to Seller, to return to Purchaser the Initial Deposit, less the amount of any known damages payable to Seller pursuant to the indemnification set forth in Section 4.08 or as a result of any other defaults under this Agreement by Purchaser. If Purchaser does not timely give notice of termination as aforesaid, Purchaser shall be deemed to have fully and knowingly waived any right to terminate this Agreement for any reason whatsoever, other than Seller's breach of any of its material representations, warranties, or covenants set forth in this Agreement, or the failure of any other material condition to Purchaser's obligation to close under this Agreement, which breach or failure is not waived by Purchaser or cured prior to the expiration of any applicable grace, cure, and notice periods.

        4.07. Confidentiality. Prior to Closing, Purchaser agrees and covenants with Seller not to disclose to any third party (other than lenders, accountants, attorneys, and other professionals and consultants retained in connection with the transaction contemplated in this Agreement) without Seller's prior written consent, unless Purchaser is obligated by law to make such disclosure, any of the reports or any other documentation or information obtained by Purchaser which relates to the Property or Seller in any way, all of which shall be used by Purchaser and its agents solely in connection with the transaction contemplated by this Agreement. If this Agreement is terminated, Purchaser agrees that all information provided to Purchaser by Seller or Seller's agents will continue to be held in strict confidence and, to the extent possible, be returned or delivered to Seller.

        4.08. Indemnification; Insurance. Purchaser agrees to indemnify, protect, defend, and hold Seller and its partners, trustees, beneficiaries, shareholders, members, managers, advisors, and other agents, and their respective partners, members, trustees, beneficiaries, employees, officers, directors, and shareholders (collectively, the "Indemnified Parties") harmless from and against any and all liabilities, demands, actions, causes of action, suits, claims, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and litigation expenses) suffered or incurred by any of the Indemnified Parties as a result of or in connection with any activities of Purchaser (including activities of any of Purchaser's employees, consultants, contractors, or other agents) relating to the Property, including, without limitation, mechanics' liens, damage to the Property, or injury to persons or property resulting from such activities in connection therewith. If the Property is disturbed or altered in any way as a result of such activities, and the transfer of the Property to Purchaser does not occur for any reason, Purchaser shall promptly restore the Property to its condition existing prior to the commencement of such activities which disturb or alter the Property. Furthermore, Purchaser agrees to maintain and cause any of its representatives or agents conducting any Due Diligence to maintain and have in effect commercial general liability insurance with limits of not less than Two Million and 00/100 Dollars ($2,000,000.00) for personal injury, including bodily injury and death, and property damage, naming Seller as an additional insured party, and containing a waiver of subrogation. Purchaser shall deliver to Seller a copy of the certificate of insurance effectuating the insurance required under
Section 4.06 prior to the commencement of such activities which certificate shall provide that such insurance shall not be terminated or modified without at least thirty (30) days' prior written notice to Seller.

        4.09. Title and Survey. During the Due Diligence Period, Purchaser shall obtain, at Purchaser's sole cost and expense, (a) a commitment for an ALTA owner's policy of title insurance along with a copy of each instrument listed as an exception thereon (the "Title Commitment") on the Real Property issued by the Title Company, (b) a survey of the Real Property (the "Survey"), and (c) the UCC Search and such other searches as Purchaser deems appropriate (the "Searches"). Purchaser shall have until 5:00 P.M. (Central Time) on the Second Due Diligence Expiration Date (the "Title Review Date") for examination of the Title Commitment, the Survey, and the results of its Searches, and to make any objections thereto. Purchaser's objections shall be made in writing and delivered to Seller on or before 5:00 P.M. (Central Time) on the Title Review Date. If Purchaser fails to make any objections on or before the aforementioned time and date, Purchaser shall be deemed to have accepted all of the exceptions set forth on Exhibit "D" and those contained in the Title Commitment, the form and substance of the Survey (except as set forth above) and all matters shown thereon, and all matters disclosed pursuant to the Searches; all such exceptions and matters and any exceptions or matters caused by or through Purchaser shall be included in the term "Permitted Exceptions" as used in this Agreement. Purchaser shall deliver to Seller copies of the Title Commitment, the Survey and the Searches promptly after receipt. If any objections to (i) the Title Commitment, the Survey, or the results of the Searches are made properly on or before 5:00 P.M. (Central Time) on the Title Review Date (or ten (10) days thereafter, if the Survey has not been received by the Title Review Date), then Seller shall have the right, but not the obligation (except for the matters described in the last sentence of this Section 4.09), to (w) cure (by removal, endorsement over, or otherwise) such objections on or before the Closing Date (provided that any cure which does not result in the removal of such objection from the Title Policy shall be subject to the reasonable approval of Purchaser) or (x) terminate this Agreement by giving notice to Purchaser within ten (10) days after receipt of Purchaser's objections. If no such notice from Seller concerning such election is received by Purchaser by such date, then Seller shall be deemed to have elected to not cure any such objections. If Seller elects (or is deemed to have elected) not to cure any such objections, or if Seller is unable to cure any such objections by the scheduled Closing Date, then Purchaser may as its only option, elect to either: (y) waive such objection(s) and consummate the transaction contemplated by this Agreement without adjustment to the Purchase Price or (z) terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and neither party shall have any further obligations to the other party. Notwithstanding the foregoing, Seller shall be obligated to cause the Existing Mortgage to be released from the Property at Closing and to remove any exceptions to title (which shall not be deemed to include violations of Legal Requirements or notices of such violations) which arose since the date of the Commitment but prior to Closing (i) which were voluntarily created by Seller or (ii) which are liens (in addition to the Existing Mortgage) which can be removed by the payment of a liquidated sum of money, not to exceed $1,000,000 in the aggregate. Immediately after the First Due Diligence Expiration Date, provided this Agreement has not been terminated, Seller shall notify the holder of the Existing Mortgage (or the holder's servicer) of its desire to prepay a portion of the loan secured by the Existing Mortgage in order to effectuate the release of the Existing Mortgage from the Property at the Closing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        5.01. Representations and Warranties of Seller. Seller hereby represents and warrants the following to Purchaser:

               (a) Due Organization. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. Seller has full power and authority, and has taken all limited liability company and other action necessary to authorize Seller to make, execute, deliver, and perform this Agreement subject to the terms and conditions hereof. The person executing this Agreement on behalf of Seller has been duly authorized to do so. This Agreement is a binding and legal agreement of Seller, enforceable against Seller in accordance with its terms.

               (b) No Conflict. The execution and delivery of this Agreement and the closing documents to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or violation of any Legal Requirement, or conflict with, breach, result in a default (or an event which with notice and passage of time or both will constitute a default) under, or violate any contract or agreement to which Seller or an Affiliate of Seller is a party or by which it or the Property is bound.

               (c) Space Leases. Exhibit "G" identifies all Space Leases and is complete and correct in all material respects. Seller has provided to Purchaser true and correct copies of all Space Leases.

               (d) Submitted Financial Statements. The Submitted Financial Statements for the Hotel referenced on "Exhibit "E" fairly represent the results of operation of the Hotel for the periods indicated, and were prepared in accordance with generally accepted hotel accounting principles applied on a consistent basis.

               (e) Litigation. Except as described in Exhibit "H", there are no actions, suits, or proceedings pending or, to Seller's knowledge, threatened against Seller or affecting any of Seller's rights, or rights to own or use the Property, which might result in any order, injunction, decree or judgment having a material adverse effect on the Hotel or the Property.

               (f) Violations. To Seller's knowledge, except as noted in Exhibit "I", Seller has not received any notice of any violation of a Legal Requirement which has not been corrected.

               (g) Condemnation. There are no pending or, to Seller's knowledge, threatened condemnation proceedings against the Property.

               (h) Employees. None of the Employees are employees of Seller or any Affiliate of Seller. To Seller's knowledge, none of the Employees is covered by a union contract or a collective bargaining agreement.

               (i) Hotel Contracts. Exhibit "F" identifies all material written Hotel Contracts and is complete and correct in all material respects. Seller has provided to Purchaser true and correct copies of all Hotel Contracts.

               (j) Fixtures and Tangible Personal Property. All of the Fixtures and Tangible Personal Property are owned by Seller (or, as of the Closing Date, will be owned by Seller) free and clear of all liens and encumbrances except for the Permitted Exceptions.

        For the purposes of this Agreement, the phrase "to Seller's knowledge" means the actual knowledge (as opposed to imputed knowledge) of Richard Moreau and Cory Warning, after inquiry of Hotel management.

        5.02. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants the following to Seller:

               (a) Due Organization. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. Purchaser's managing member is duly formed, validly existing and in good standing under the laws of Delaware. Purchaser has full power and authority to enter into and perform this Agreement and the transactions contemplated by this Agreement, and each of Purchaser and its managing member has taken all limited liability company and other action necessary to authorize Purchaser to make, execute, deliver, and perform this Agreement and the transactions contemplated by this Agreement.

               (b) No Conflict. The execution and delivery of this Agreement and the closing documents to be executed in connection herewith and the consummation of the transactions contemplated hereby and thereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or violation of any Legal Requirement or conflict with, breach, result in a default (or an event which with notice and passage of time or both will constitute a default) under, or violate any contract or agreement to which Purchaser or an Affiliate of Purchaser is a party or by which it or its property is bound.

               (c) Marriott Franchise Qualifications. Purchaser is not, nor is it an Affiliate of, (i) a "Competitor" of Marriott or any of its Affiliates (as the term "Competitor" is defined on Exhibit "N" hereto), (ii) a person or entity controlled by, or associated with, organized crime, or (iii) a repeat felon or a person or entity convicted of a capital crime.

        5.03. Duration of Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed restated on and as of the Closing Date and shall survive the Closing for a period of nine (9) months and shall not merge into any of the closing documents; provided, however, that no person, firm, or entity shall have any liability or obligation with respect to any representation or warranty contained in this Agreement unless on or prior to the date that is nine (9) months following the Closing Date, the party seeking to assert liability under such representation or warranty shall have notified the other party in writing setting forth specifically the representation or warranty allegedly breached and a detailed description of the alleged breach. All liabilities and obligations of both parties under any representation or warranty shall lapse and be of no further force or effect with respect to any matter not contained in a written notice delivered as contemplated above on or prior to the date that is nine (9) months after the Closing Date. Notwithstanding the foregoing, Purchaser acknowledges and agrees that, save for Seller's fraud, the aggregate liability of Seller with respect to any and all claims of Purchaser relating to any representation or warranty of Seller contained in this Article V shall in no event exceed Two Million Dollars ($2,000,000).

        5.04. Environmental. Seller's knowledge concerning hazardous substances or materials in, on or under the Property is limited solely to information contained in the Environmental Study. Seller makes no representations or warranties whatsoever as to the accuracy of the information in the Environmental Study (including, but not limited to, whether the Environmental Study is complete with regard to identifying, characterizing the extent of or remediation of Hazardous Substances at the Property) or as to the environmental condition of the Property or the compliance thereof with Environmental Laws. Purchaser acknowledges that it has hired environmental consultants and counsel to make an independent analysis of information in the Environmental Study and to make an independent inspection of the Property with respect to environmental conditions. Purchaser understands that it may later discover facts in addition to or different from the facts which it now believes to be true, and that it may later discover claims or causes of action, the existence of which it does not now suspect, with respect to environmental conditions at the Property. Purchaser, on behalf of itself, its successors and assigns, hereby releases, acquits and forever discharges Seller and each of Seller's respective officers, employees, directors, shareholders, members, partners, agents, employees, attorneys, successors and assigns (which release shall operate as a final and irrevocable general release) from all known and unknown claims and causes of action which Purchaser (including its successors and assigns) has now, has had in the past, or may have in the future with regard to the environmental condition of the Property and the presence of Hazardous Substances thereon, and agrees that this general release may not be terminated or rescinded by Purchaser because of any later discovery of different or additional facts or any unknown or unsuspected past claims or causes of action. As used herein, "Environmental Laws" shall mean all federal, state and local laws, statutes, rules, codes, ordinances, regulations orders, judgments, decrees, binding and enforceable guidelines, binding and enforceable written policy and common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, the protection of health or "Hazardous Substances", including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 USC Section 9601 et seq. ("CERCLA"); the Resource Conservation and Recover Act, 42 USC Section 6901 et seq. ("RCRA"); the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC Section 2601 et seq.; the Clean Air Act, 42 USC
Section 7401 et seq.; the Safe Drinking Water Act, 42 USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Substances); any state and local or foreign counterparts or equivalents, in each case as amended from time to time; and "Hazardous Substances" shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable law or regulations as "hazardous substances", "hazardous materials", hazardous wastes", "toxic substances", "pollutants", "contaminants", or other similar term intended to define, list, or classify a substance by reason of such substance's ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form, (e) polychlorinated biphenyls, (f) mold, mycotoxins or microbial matter (naturally occurring or otherwise), and (g) infectious waste. The provisions of this
Section 5.04 shall survive the Closing.

                                   ARTICLE VI

                         CLOSING AND CLOSING DELIVERIES

        6.01. Closing. The Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, on the Closing Date. The Closing shall, if requested by Seller or Purchaser, be effected pursuant to the Escrow Instructions.

        6.02. Seller's Deliveries. At Closing, Seller shall execute (to the extent required) and deliver, or cause to be delivered, to Purchaser or the Title Company as appropriate:

               (a) a recordable deed from Seller to Purchaser conveying the Real Property subject to only the Permitted Exceptions, in the form attached to this Agreement as Exhibit "J";

               (b) a bill of sale transferring to Purchaser all of Seller's right, title, and interest in and to each and every item of Personal Property to be transferred in the form attached to this Agreement as Exhibit "K";

               (c) an assignment ("General Assignment") of all of Seller's right, title, and interest in, to, and under the Bookings, Hotel Contracts (other than those which are not assignable or which are being terminated pursuant to Section 4.05 hereof), Space Leases, Permits (other than Excluded Permits), Intangibles and Accounts Receivable, including the assumption by Purchaser of the obligations, if any, of Seller under the foregoing arising from and after the Closing Date, in the form of Exhibit "L";

               (d) the certificate referred to in Section 9.01(b);

               (e) a certificate of Strategic Hotel Capital, Inc., the beneficial owner of Seller, stating that such entity is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended in the form of Exhibit "M";

               (f) notice to the other party to any Space Lease or Hotel Contract to which Seller is a party of the change in ownership of the Hotel;

               (g) the Preliminary Closing Statement;

               (h) any required real estate transfer tax declarations or similar documentation required in connection with the payment of any tax imposed by any state, county, or municipality together with any change of ownership statements required under applicable law;

               (i) copies of such articles of incorporation, organization, or formation; agreements or certificates of partnership; resolutions; authorizations; bylaws; certifications; or other corporate, partnership, limited liability company, or trust documents or agreements relating to Seller's authority to enter into this Agreement and to consummate the transactions described herein as the Title Company or Purchaser shall reasonably require;

               (j) a title affidavit in form acceptable to Seller and the Title Company;

               (k) the "bulk sales" notice to the Illinois Department of Revenue;

               (l) any documents referenced in Section 10.04 below; and

               (m) a certificate of Seller stating that all of the Existing Marriott Agreements have been terminated or released from the Property.

        6.03. Purchaser's Deliveries. At the Closing, Purchaser shall execute (to the extent required) and deliver, or cause to be delivered, to Seller or the Title Company (or to Marriott in the case of the items referred to in clause (e) below), as appropriate:

               (a) the Purchase Price required to be paid pursuant to Section 3.01;

               (b) the General Assignment;

               (c) the certificate referred to in Section 8.01(b);

               (d) the Preliminary Closing Statement;

               (e) the Marriott Franchise Agreement and any related documents;

               (f) copies of such articles of incorporation, organization, or formation; agreements or certificates of partnership; resolutions; authorizations; bylaws; certifications; or other corporate, partnership, or trust documents or agreements relating to Purchaser's authority to enter into this Agreement and to consummate the transactions described herein as the Title Company or Seller shall reasonably require;

               (g) any required real estate transfer tax declarations or similar documentation required in connection with the payment of any tax imposed by any state, county, or municipality together with any change of ownership statements required under applicable law;

               (h) the "bulk sales" notice referenced in Section 6.02(k) above; and

               (i) any documents referenced in Section 10.04 below.

        6.04. Expenses. Purchaser shall pay the following expenses: (i) all premiums, fees and other charges relating to the Title Commitment and the Title Policy; (ii) all costs and fees associated with the Survey; (iii) the costs of the Searches; (iv) all Due Diligence expenses; (v) all recording fees and charges (except as noted in clause (x) below); (vi) one-half of all escrow fees;
(vii) any costs, fees or charges payable in connection with the Marriott Franchise Agreement; and (viii) the legal fees and expenses of its counsel. Seller shall pay (w) all stamp, documentary, recording, sales and other transfer taxes due in connection with the conveyance and transfer of the Property; (x) any costs or fees required to terminate or release from the Property the Existing Mortgage and the Existing Marriott Agreements (including recording fees); (y) the legal fees and expenses of its counsel; and (z) one-half of all escrow fees. The provisions of this Section 6.04 shall survive Closing or any termination of this Agreement, and each party hereby agrees to indemnify the other from and against any Liabilities resulting from the indemnifying party's failure to pay any of the foregoing expenses it has agreed to pay.

        6.05. Concurrent Transactions. All documents or other deliveries required to be made by Purchaser or Seller at Closing, and all transactions required by this Agreement to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

        6.06. Possession. Possession of the Property, subject to the Permitted Exceptions, shall be delivered at Closing, provided the transaction closes. Excluded Assets, to the extent located on the Property, shall be removed from the Property by Seller, at its expense, on, or within thirty (30) days after, the Closing Date, or they shall be deemed abandoned. Seller, at its expense, shall make all repairs necessitated by such removal but shall have no obligation to replace any Excluded Asset so removed.

                                  ARTICLE VII

            ADJUSTMENTS AND PRORATIONS; CLOSING STATEMENTS; EMPLOYEES

        7.01. Adjustments and Prorations. The following matters and items shall be apportioned between the parties or, where appropriate, credited in total to a particular party, as of the Cut-off Time as provided below:

               (a) Accounts Receivable. Accounts Receivable shall be identified as of the Cut-off Time and assigned to Purchaser, and Seller shall deliver to Purchaser a list of all such Accounts Receivable, which shall include sufficient information to enable Purchaser to collect such Accounts Receivable. Purchaser is purchasing all Accounts Receivable outstanding as of the Cut-off Time and Seller shall receive a credit at the Closing for these Accounts Receivable equal to (i) 100% of the face value of the Accounts Receivable as of the Cut-off Time which are not more than sixty (60) days past due as of the Cut-Off Time, and
(ii) for all Accounts Receivable more than sixty (60) days past due, an amount to be agreed upon by Seller and Purchaser before the Due Diligence Expiration Date. Purchaser shall be responsible for the payment of all commissions, referral fees and credit card fees relating to the Accounts Receivable and for remitting to the appropriate authorities all sales, use and occupancy taxes collected as part of the Accounts Receivable. Notwithstanding the foregoing, Seller's credit for the Accounts Receivable shall be reduced by an amount equal to 50% of the room revenues for the night preceding the Closing Date.

               (b) Taxes and Assessments. All ad valorem taxes, special or general assessments, assessments under any Permitted Exceptions, personal property taxes, water and sewer rents, rates and charges, vault charges, canopy permit fees, and other municipal permit fees for all periods up to the Closing Date, whether or not yet due and payable shall be prorated as of the Cut-off Time. If the amount of any such item is not ascertainable on the Closing Date, the credit therefor shall be based on the most recent available bill and shall be reprorated upon receipt of the actual tax bill. Each party shall be responsible for the payment of sales and use taxes due in connection with the activities at the Property during their respective periods of ownership. Seller shall protect, defend, indemnify and hold the Purchaser harmless from and against any loss, liability or damage suffered or incurred by the Purchaser because of the failure of the Seller to pay any sales and use taxes (including interest and penalties thereon, if any) payable in connection with the operation of the Hotel before the Closing Date. The provisions of this Section 7.01(b) shall survive the Closing Date.

               (c) Utility Contracts. Telecommunications and cable contracts and contracts for the supply of heat, steam, electric power, gas and any other utility service shall be prorated as of the Cut-off Time, with Seller receiving a credit for each deposit, if any, made by Seller as security under any such public service contracts if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser. Where possible, cut-off readings will be secured for all utilities on the morning of the Closing Date.

               (d) Hotel Contracts and Space Leases. Any amounts prepaid or payable under any Hotel Contracts and Space Leases shall be prorated as of the Cut-off Time. Any percentage rentals under Space Leases shall be prorated on the basis of the ratio of the number of days expired before Closing to the number of days after Closing, for the current percentage rent period of the Space Lease. Any outstanding security deposits shall be credited to Purchaser at the Closing and all obligations with respect to such security deposits shall be assumed by Purchaser.

               (e) License Fees. Fees paid or payable for Permits (other than Excluded Permits) shall be prorated as of the Cut-off Time.

               (f) Hotel Matters. Purchaser shall receive a credit for: (i) advance payments, if any, under Bookings for Hotel facilities on or after the Closing Date, and (ii) any outstanding "gift certificates" or other commitments for free rooms or services issued by the Hotel for which Seller has been paid and which may be cashed-in or called after the Closing, a list of which shall be delivered by Seller to Purchaser at the Closing. Seller shall receive a credit for coin machine, telephone, washroom, and checkroom income relating to the period prior to the Cut-off Time.

               (g) Consumables, Supplies and Operating Equipment. The cost of any unopened containers of Consumables, Supplies and Operating Equipment shall be credited to Seller.

               (h) Cash-on-Hand. At the Closing, Seller shall transfer to Purchaser all Cash-On-Hand and Seller shall receive a credit at the Closing for such Cash-On-Hand.

               (i) Accounts Payable. At Seller's option, Seller may deliver to Purchaser at Closing a list of all Accounts Payable, whereupon Purchaser shall assume the obligation to pay all of the Accounts Payable on or before their respective due dates and Purchaser shall receive a credit against the Purchase Price in an amount equal to the total of such Accounts Payable. If Seller elects to have Purchaser assume and pay the Accounts Payable, Purchaser shall indemnify, defend and hold harmless Seller, Manager and any of their respective Affiliates from and against any claim, liability, cost or expense (including reasonable attorneys' fees) relating to the listed Accounts Payable, which obligation shall survive the Closing. The list of Accounts Payable delivered to Purchaser at Closing shall include sufficient information to enable Purchaser to pay such Accounts Payable. Seller shall remain liable for the payment of all Accounts Payable not specifically assumed by Purchaser pursuant to this Section 7.01(i), and shall indemnify, defend and hold harmless Purchaser from and against any claim, liability, cost or expense (including reasonable attorney's fees) relating to such unassumed Accounts Payable, which obligation shall survive the Closing.

               (j) FF&E Lease. At Closing, Purchaser shall reimburse Seller the amount of the "Termination Fee" being paid by Seller under the FF&E Lease to Manager for the termination of the FF&E Lease (estimated to be approximately $2,202,084 as of October 1, 2005).

               (k) Other. Such other items as are provided for in this Agreement or as are normally prorated and adjusted in the sale of a hotel shall be prorated as of the Cut-off Time.

        7.02. Payment. Any net credit due to Seller as a result of the adjustments and prorations under Section 7.01 shall be paid to Seller in cash at the time of Closing. Any net credit due to Purchaser as a result of the adjustments and prorations under Section 7.01 shall be credited against the Purchase Price at the time of Closing.

        7.03. Closing Statements.

               (a) Preparation. Each party shall cause its designated representatives to enter the Hotel only at reasonable times and without unreasonably interfering with operations, both before and after the Closing Date, for the purpose of making such inventories, examinations, and audits of the Hotel, and of the books and records of the Hotel, as they deem necessary to make the adjustments and prorations required under this Article VII, or under any other provisions of this Agreement. Based upon such inventories, examinations, and audits, at the Closing, the representatives of the parties shall jointly prepare and deliver to each party a preliminary closing statement ( the "Preliminary Closing Statement") which shall show the net amount due either to Seller or Purchaser as a result thereof, and such net amount will be added to, or subtracted from the payment of the Purchase Price to be paid to Seller pursuant to Section 3.01(c) hereof. Within thirty
(30) days following the Closing Date, Seller and Purchaser shall agree on a final closing statement (the "Final Closing Statement") setting forth the final determination of all items to be included on the Closing Statement. The net amount due Seller or Purchaser, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefore within ten (10) days following the date of the Final Closing Statement.

               (b) Disputes. In the event the representatives of the parties are unable to reach agreement with respect to preparation of the Preliminary Closing Statement then, except as hereinafter provided, the disputed amount shall be held in a joint order Escrow, pending agreement of the parties or the determination of the Accountants and the Closing shall occur. Purchaser shall be required to deposit in the Escrow any additional sum of the disputed amount which it may be required to pay. Any such dispute shall survive and be subject to later resolution pursuant to this Section 7.03. In the event the representatives of the parties are unable to reach agreement with respect to either the Preliminary Closing Statement or the Final Closing Statement, the parties shall submit their dispute to a firm of independent certified public accountants of recognized standing in the hotel industry, which if the parties cannot agree shall be the Accountants, and the determination of such firm shall be conclusive and binding on both parties hereto.

               (c) Period for Recalculation. Notwithstanding the foregoing, if at any time within six (6) months following the Closing Date, either party discovers any items which should have been included in the Final Closing Statement but were omitted therefrom, then such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the Final Closing Statement. The foregoing limitations shall not apply to any items which, by their nature, cannot be finally determined within the periods specified.

        7.04. Sales Taxes; Bulk Sales. All sales, use and occupancy taxes, if any, due or to become due in connection with revenues from the Hotel through the Cut-off Time, excluding the Accounts Receivable, shall be paid by Seller, and all sales, use and occupancy taxes due or to become due in connection with revenues arising from and after the Closing Date (and with respect to the Accounts Receivable) shall be paid by Purchaser. Seller and Purchaser shall each indemnify the other from and against any liability for unpaid sales, use or occupancy tax resulting from the indemnifying party's failure to make the payments required under this Section 7.04, which indemnity shall survive the Closing hereunder. Seller and Purchaser agree that they will not be complying with the pre-Closing provisions of any "bulk sales" statutes or regulations, though notice of the sale of the Hotel will be given to the Illinois Department of Revenue at the Closing on the prescribed form.

        7.05. Employees.

               (a) Seller shall terminate or arrange for the termination (or relocation) of all Employees as of the Closing Date. On or immediately after the Closing Date, Seller shall pay or cause to be paid to all Employees all unpaid wages or salaries accrued through the Cut-off Time, including any earned (but unused) vacation days accrued through the Cut-off Time, and Seller shall pay any employment taxes due thereon and any retirement plan, medical or other similar deductions therefrom through the Cut-off Time to the appropriate collection authorities or benefit plans, as the case may be. From and after the Closing Date, Purchaser shall be responsible for paying all wages or salaries and other compensation and benefits for all of the Employees hired by Purchaser or its manager.

               (b) Purchaser acknowledges that Seller is not giving any notice under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. and/or any similar state or local law (collectively, the "WARN Act"). Purchaser or Purchaser's Manager shall make offers of employment to such current Employees as Purchaser reasonably determines is necessary to comply with the applicable provisions of the WARN Act, at substantially the same salaries and wages and on substantially the same terms and conditions as those in effect immediately prior to the Closing Date, and shall retain all Employees accepting such offers for a period of at least ninety (90) days following the Closing. Purchaser or Purchaser's Manager shall hire those Employees who have accepted its offers of employment effective as of 12:01 A.M. (Central Time) on the Closing Date (those Employees who become employed by Purchaser or Purchaser's Manager shall be referred to as "Continuing Employees"), it being understood that if for any reason the Closing does not occur, such hiring shall be deemed void ab initio. If the failure to hire less than all of the Employees or the hiring of Employees on different terms results in a violation of, or causes the applicability of, the WARN Act, Purchaser shall be responsible for all claims, damages and penalties under the WARN Act and shall indemnify Seller, Manager and their respective Affiliates, from and against any liability or expense relating to the WARN Act.

               (c) Purchaser shall indemnify Seller, Manager and their respective Affiliates and hold each of them harmless from and against any losses which may be incurred or suffered by any of them (i) under the WARN Act; (ii) in connection with any claim made by any Continuing Employees by reason of Purchaser's or Purchaser's Manager's failure to continue to employ such Continuing Employees on or after the Closing Date at substantially the same salary or wages (excluding bonus, commission and sales incentive programs) and/or on substantially the same terms and conditions as in effect immediately prior to the Closing Date (including any claims made by reason of such rehired Employee's not receiving benefits under any benefit plan or receiving any particular benefit or level of benefit); (iii) by reason of Purchaser's failure to comply with the provisions of this Section 7.05; or (iv) in connection with any liability arising out of Purchaser's employment policies, practices or procedures. Seller shall indemnify Purchaser and Purchaser's Manager and their respective Affiliates and hold each of them harmless from and against any losses which may be incurred or suffered by any of them in connection with any liability arising out of Seller's or Seller's Manager's employment policies, practices or procedures prior to the Closing Date. The provisions of this
Section 7.05 shall survive the Closing for a period of one (1) year.

                                  ARTICLE VIII

                       CONDITIONS TO SELLER'S OBLIGATIONS

        8.01. Conditions. Seller's obligation to close the transaction contemplated by this Agreement shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived in whole or in part by Seller in writing (and shall be deemed waived if the transaction closes):

               (a) Purchaser's Compliance with Obligations. Purchaser shall have complied with all Obligations required by this Agreement to be complied with by Purchaser.

               (b) Truth of Purchaser's Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement are true in all material respects on the Closing Date, and Seller shall have received a certificate to that effect signed by Purchaser.

               (c) Consent of Marriott. Purchaser shall have obtained the Marriot Consent.

                                   ARTICLE IX

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

        9.01. Conditions. Purchaser's obligation to close the transaction contemplated by this Agreement shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived in whole or in part by Purchaser in writing (and shall be deemed waived if the transaction closes):

               (a) Seller's Compliance with Obligations. Seller shall have complied with all Obligations required by this Agreement to be complied with by Seller.

               (b) Truth of Seller's Representations and Warranties. The representations and warranties of Seller contained in this Agreement are true in all material respects on the Closing Date, and Purchaser shall have received a certificate to that effect signed by Seller. Seller may substitute updated Exhibits "F", "G", and "I" at the Closing; and the state of facts shown on such updated Exhibit or list shall be deemed acceptable to Purchaser and shall not constitute a breach of any Seller representation, provided that such change in the Exhibit or list (i) did not result from a breach of any of Seller's obligations hereunder, (ii) were incurred in the ordinary course of business and
(iii) reflect only arms-length bona fide transactions. Notwithstanding the foregoing, it is understood and agreed that the existence of a violation or threatened violation of a Legal Requirement on the Closing Date which was not known to Seller as of the date of this Agreement shall not be deemed to be a breach of Seller's representation under Section 5.01(f) above and Purchaser shall be obligated to close hereunder notwithstanding the existence of such violation or threatened violation without any adjustment or credit to the Purchase Price as a result thereof; provided that (i) such violation did not first arise since the date of this Agreement, and (ii) if such violation(s) arose since the date of this Agreement, the estimated cost of curing the condition giving rise to any such violation(s) does not exceed $200,000 in the aggregate. If the estimated cost of curing the condition exceeds $200,000

Purchaser, by notice to Seller, may elect to terminate this Agreement and receive a return of the Earnest Money unless Seller elects by notice to Purchaser to credit Purchaser at Closing with the amount of such excess.

               (c) Title Policy. The Title Company shall be irrevocably committed to issue to Purchaser the Title Policy.

               (d) Termination of Existing Marriott Agreements. Seller shall have terminated or released the Hotel from all of the Existing Marriott Agreements, at no cost or expense to Purchaser (except for Purchaser's obligation to reimburse Seller for the amount of the "Termination Fee" being paid by Seller under the terms of the FF&E Lease, as provided above), such that no such agreement shall be binding on Purchaser after the Closing.

               (e) Consent of Marriott. Purchaser shall have obtained the Marriott Consent.

                                   ARTICLE X

                     ACTIONS AND OPERATIONS PENDING CLOSING

        10.01. Actions and Operations Pending Closing. Seller agrees that at all times prior to the Closing Date, subject to the terms of the Existing Marriott Agreements and to conditions beyond Seller's reasonable control:

               (a) The Hotel will continue to be operated and maintained substantially in accordance with present standards.

               (b) Seller will not consent to any new Space Lease, or consent to any cancellation, modification or renewal of any Space Lease, without, in each instance, the prior written consent of Purchaser, which Purchaser shall not unreasonably withhold, condition or delay. After the expiration of the Due Diligence Expiration Date, Seller will not enter into any new Hotel Contract (as opposed to the renewal of an existing Hotel Contract) which is not terminable on not more than 60 days prior notice without penalty, without, in each instance, the prior written consent of Purchaser. If Purchaser fails to respond to a request for consent within ten (10) days after receipt of such request, such consent shall be deemed given.

               (c) Seller shall have the right, without notice to or consent of Purchaser, to make Bookings in the ordinary course of business, at no less than the Hotel's standard rates, including customary discounted rates.

               (d) Seller shall use commercially reasonable efforts to preserve in force all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly notify Purchaser and shall take all commercially reasonable measures necessary to cause the reinstatement of such Permit.

               (e) Seller will maintain in effect until the Closing all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Hotel.

               (f) Seller will not enter into or consent to any union contracts or collective bargaining agreements without the prior written consent of Purchaser, not to be unreasonably withheld, conditioned or delayed.

        10.02. Termination of Certain Existing Agreements. Seller shall cause to be terminated or released effective as of the Closing Date, (i) the Existing Marriott Agreements and (ii) any existing leases with any Affiliates of Seller, such that no such agreements or leases shall be binding on Purchaser or encumber the Property after the Closing.

        10.03. Transition of Management, Communications with Employees. Subject to the terms of the Existing Marriott Agreements and to matters beyond Seller's reasonable control, Seller shall permit up to five (5) persons comprising Purchaser's transition management team to witness and review the management and operation of the Hotel for a period of seven (7) days prior to the Closing Date. Personnel from Purchaser's transition management team shall have reasonable access during normal business hours to all books and records to be transferred to Purchaser, and shall have the right (at Purchaser's expense) to establish duplicate books in order to effect a smooth transition in the ownership and management of the Hotel; provided, however, that Purchaser and its transition management team (a) shall not unreasonably interfere with the normal management and operation of the Hotel, (b) shall hold all information acquired from such books and records confidential in accordance with Section 4.07 above, (c) shall repair any damage to the physical condition of the Hotel caused by Purchaser, its agents or their respective employees, and (d) shall not be deemed to have assumed management responsibilities prior to Closing by virtue of their presence at the Hotel. Purchaser shall indemnify Seller from and against any and all loss, damage, liability, cost or expense resulting from the violation or breach of any of the covenants set forth in clauses (a) through (d) of the preceding sentence, which indemnity shall survive the Closing or the termination of this Agreement. All expenses of Purchaser's transition management team, including the cost of food and beverage and other services (but excluding the cost of rooms which shall be paid by Seller), shall be paid by Purchaser. Except as expressly provided above, Purchaser shall not, through its officers, employees, managers, contractors, consultants, agents, representatives or any other person (including, without limitation, any person that conducted inspections by or on behalf of Purchaser), directly or indirectly, communicate with any Employees or any person representing any Employees involving any matter with respect to the Property, the Employees or this Agreement, without Seller's prior written consent, which consent may be withheld in Seller's sole discretion, unless such communication is arranged by Seller. Seller shall reasonably cooperate, and shall use reasonable efforts to cause Manager to cooperate, with Purchaser in order to arrange communications, pursuant to a schedule to be reasonably agreed upon by the parties, between Purchaser and the Employees in order to allow Purchaser to interview the Employees for possible continued employment, and Purchaser shall apprise Seller from time to time as to its plans for communicating with such Employees, and to complete such communications in advance of the Closing.

        10.04. Liquor License. The existing Liquor License for the Property is held in the name of Manager. Prior to the Closing Date, Purchaser shall make such applications to the appropriate governmental authorities to have the existing Liquor License at the Property transferred to Purchaser or to an entity designated by Purchaser, or to have a new liquor license issued in the name of Purchaser or an entity designated by Purchaser, whichever shall be in compliance with local law, and Seller shall use reasonable efforts to cause the existing licensee to cooperate with Purchaser in this regard, at Purchaser's sole cost and expense. Purchaser shall use all reasonable efforts at Purchaser's sole expense to obtain the approval of the applicable state and local authorities for such transfer or issuance. In the event that such transfer or issuance has not been approved prior to the Closing Date, Seller agrees to use reasonable efforts to cause the existing licensee to execute such documents as are legal and customary in the jurisdiction to permit the continued sale of alcoholic beverages for up to ninety (90) days after the Closing pending such approval. In such event, Purchaser agrees to maintain liquor liability insurance in amounts no less than those previously maintained by Seller naming the Seller and the existing licensee as an additional insured, and further agrees to indemnify, defend and hold Seller and such existing licensee harmless from and against any liability, cost or expense arising out of Seller's or such licensee's cooperation with Purchaser during this interim period. If Seller or the existing licensee has any reasonable concerns as to the legality of any document it has been requested to execute regarding this interim arrangement, Seller may condition its approval upon receipt of an acceptable opinion from local counsel as to such legality. The provisions of this Section 10.04 shall survive the Closing.

                                   ARTICLE XI

                             CASUALTIES AND TAKINGS

        11.01. Casualties.

               (a) If any damage to the Property shall occur prior to the Closing Date by reason of fire, windstorm, earthquake, hail, explosion or other casualty, and if the cost of repairing such damage will equal or exceed Three Million and no/100 Dollars ($3,000,000.00), Purchaser may elect to (i) terminate this Agreement by giving written notice to Seller in which event neither party shall have any further Obligations or liability whatsoever to the other hereunder (except that Purchaser shall be returned the Earnest Money) or (ii) receive an assignment of all of Seller's rights to any insurance proceeds (excluding business interruption proceeds, except such part of the insurance proceeds covering revenues lost to the Hotel post-Closing) relating to such damage, plus an adjustment for Seller's deductible and any self-insurance and co-insurance amounts, and acquire the Property without any adjustment in the Purchase Price in connection therewith.

               (b) If the cost of repairing such damage will not exceed Three Million and no/100 Dollars ($3,000,000.00), the transactions contemplated hereby shall close without any adjustment in the Purchase Price in connection therewith and Purchaser shall receive an assignment of all of Seller's rights to any insurance proceeds (excluding business interruption proceeds, except such part of the insurance proceeds covering revenues lost to the Hotel post-Closing), plus an adjustment for Seller's deductible and any self-insurance and co-insurance amounts.

        11.02. Takings. If, prior to the Closing Date, all or any portion of the Real Property is taken by eminent domain or by an act of governmental authority, Seller shall promptly give Purchaser written notice thereof, and the following shall apply:

               (a) If a material part of a Real Property is taken, Purchaser may, within ten (10) days after the giving of Seller's notice, by written notice to Seller, elect to terminate this Agreement. In the event that Purchaser shall so elect, the Earnest Money shall be returned to Purchaser whereupon this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder.

               (b) If a material part of the Real Property is taken but Purchaser does not elect to terminate this Agreement pursuant to paragraph (a) above, or if an immaterial part of the Real Property is taken by an act of governmental authority, Purchaser shall not have any right to terminate this Agreement, and the parties shall nonetheless proceed to the Closing in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such taking, provided, however, that Seller shall, at the Closing, (i) assign and turn over, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such taking which may have been collected by Seller as a result of such taking, less any portion thereof applied to the cost of repairs made by Seller prior to the Closing, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such taking, less an amount equal to the cost of any repairs made by Seller prior to the Closing, which amount shall be paid to Seller by Purchaser at the Closing. If the net proceeds are paid to the holder of any mortgage or deed of trust on the Real Estate and such holder refuses to release sufficient sums therefrom for the purpose of making repairs and restorations required by reason of such condemnation, then, at the Closing, Seller (at Seller's sole option) shall either pay to Purchaser the amount required to make such repairs and restorations or credit such amount against the Purchase Price.

               (c) For the purposes hereof, a "material part" shall be deemed to mean any taking (i) which causes a reduction in the size of any of the buildings comprising the Real Property or materially interferes with the present use and operation of any of the buildings comprising the Real Property or (ii) which results in the elimination of the sole or any required means of legal ingress and/or egress from the Real Property to public roads, with no comparable, convenient, legal substitute ingress and/or egress being available.

                                  ARTICLE XII

                                     NOTICES

        12.01. Notices. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals, and other communications (each a "Notice", collectively "Notices") required or permitted to be given under this Agreement, or which are to be given with respect to this Agreement, shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, or by e-mail or fax (provided a copy is also sent by overnight express courier the same day), addressed to the party to be so notified as follows:

        If intended for Seller, to:

               c/o Strategic Hotel Capital, Inc.
               77 West Wacker Drive
               Suite 4600
               Chicago, Illinois 60601
               Attention:  Paula Maggio, Esq.
               E-mail:  pmaggio@shci.com
               Fax:  (312) 658-5799

        Copies to:

               Paul, Hastings, Janofsky & Walker LLP
               75 East 55th Street
               New York, New York 10022
               Attention:  Douglas A. Raelson
               E-mail:  douglasraelson@paulhastings.com
               Fax:  (212) 230-7644

        If intended for Purchaser, to:

               The Procaccianti Group, LLC
               1140 Reservoir Ave.
               Cranston, Rhode Island 02920
               Attention: Gregory D. Vickowski
               Email: gvick@procgroup.com
               Fax: (401) 943-6320

               and to:

               The Procaccianti Group, LLC
               6000 Lake Forest Drive NW, Suite 455
               Atlanta, Georgia 30328
               Attention: Robert Leven
               Email: rleven@procgroup.com
               Fax: (678) 349-5001

        Copies to:

               Greenberg Traurig, LLP
               One International Place
               Boston, Massachusetts 02110
               Attention:  James P. Redding, Esq.
               Email:  reddingj@gtlaw.com
               Fax:  617.897.0961

        Notice mailed by registered or certified mail shall be deemed received by the addressee three (3) days after mailing thereof. Notice personally delivered shall be deemed received when delivered. Notice mailed by overnight express courier shall be deemed received by the addressee on the next business day after mailing thereof. Notice given by e-mail or fax shall be deemed received on the day sent, provided a copy by overnight courier is received on the next business day. Either party may at any time change the address for notice to such party by mailing a Notice as aforesaid. Notice may be given by counsel to either party on behalf of such party.

                                  ARTICLE XIII

                              ADDITIONAL COVENANTS

        13.01. Additional Covenants. In addition, the parties agree as follows:

               (a) Brokerage. Seller shall be solely responsible for the payment of the commission to Molinaro Koger. Seller and Purchaser each warrant and represent to the other that (other than Molinaro Koger) neither has had any dealings with any broker, agent, or finder relating to the sale of the Property or the transactions contemplated hereby, and each agrees to indemnify and hold the other and its Indemnitees harmless against and from any and all Liabilities incurred by the other party arising out of or resulting from any claim for brokerage commissions, compensation or fees by any broker, agent, or finder in connection the sale of the Property or the transactions contemplated hereby resulting from the acts of the indemnifying party. The provisions of this
Section 13.01(a) shall survive Closing or any termination of this Agreement.

               (b) Tax Appeal Proceedings. Seller shall be entitled to receive and retain the proceeds from any tax appeals or protests for tax fiscal years prior to the tax fiscal year in which the Closing Date occurs, net of its pro-rata share of the costs of obtaining such proceeds. In the event an application to reduce real estate taxes is filed for the period during which Seller was the owner of the Real Property, Seller shall be entitled to a reproration of real estate taxes upon receipt of and based upon the reduction.

               (c) Books and Records. The transaction contemplated hereby includes all the books and records of Seller pertaining to the business of the Hotel (including any software and other programs, to the extent owned by Seller). Purchaser covenants and agrees that such books and records will remain in the Hotel for examination and audit by Seller and its agents after the Closing as provided in this paragraph (c). Books and records not pertaining to the business of the Hotel may be removed by Seller within a reasonable time after the Closing Date. Purchaser agrees to preserve all books and records, files and correspondence, for at least five (5) years after the Closing Date, and not to destroy or dispose of the same, for at least five (5) years after the Closing Date. Purchaser agrees to provide access to Seller and its representatives, to such books, records, files and correspondence at all reasonable times.

               (d) Construction. This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

               (e) Publicity. All press releases and all other publicity concerning the economic terms of the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Purchaser and Seller. Neither party shall act unilaterally in this regard without the prior written approval of the other; however, this approval shall not be unreasonably withheld or delayed.

               (f) Assignment. Neither all nor any portion of Purchaser's interest under this Agreement may be sold, assigned, encumbered, conveyed, or otherwise transferred, whether directly or indirectly, voluntarily or involuntarily, or by operation of law or otherwise including, without limitation, by a transfer of interest in Purchaser (collectively, a "Transfer"), without the prior written consent of Seller, which consent may be granted or denied in Seller's sole and absolute discretion. Any attempted Transfer without Seller's consent shall be null and void. Any request by Purchaser for Seller's consent to a Transfer shall set forth in writing the details of the proposed Transfer, including, without limitation, the name, ownership, and financial condition of the prospective transferee and the financial details of the proposed Transfer. In addition, Purchaser shall provide Seller with copies of all Transfer documentation, certified by Purchaser to be true, correct, and complete, and with all other information which Seller may reasonably request. Notwithstanding the foregoing, Purchaser may, on not less than ten (10) business days' prior notice to Seller, assign this Agreement to an Affiliate of Purchaser. No transfer, whether with or without Seller's consent: (i) shall operate to release Purchaser or alter Purchaser's primary liability to perform the obligations of Purchaser under this Agreement or (ii) shall cause Seller to incur any cost or other economic detriment in connection with such Transfer. Purchaser shall pay any and all additional costs and expenses (including, without limitation, reasonable attorneys' fees, charges, and disbursements) incurred by Seller that would not otherwise have been incurred by Seller had Purchaser not caused a Transfer.

               (g) General. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all exhibits) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior letters of intent, understandings, or other agreement, whether written or oral, if any, with respect thereto and may not be amended, supplemented, or terminated, nor shall any Obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The warranties, representations, agreements, and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

               (h) Time Periods. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Illinois or of the Federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. As used herein, the term "business days" shall mean any day which is not a Saturday, Sunday or legal holiday in the State of Illinois.

               (i) Safes. On the Closing Date Seller shall cause the delivery to Purchaser of all of Seller's keys or codes to all safes and safe deposit boxes (collectively, the "safes") at the Property. On or prior to the Closing Date, Seller shall give written notices to those persons who have deposited items in any central safes (excluding in-room safes), advising them of the sale of the Hotel to Purchaser and requesting the removal or verification of their contents in the safes on the Closing Date. All such removals or verifications on the Closing Date shall be under the supervision of Seller's and Purchaser's respective representatives. All contents which are to remain in the safes shall be recorded. Items belonging to guests who have not responded to such written notice by so removing or verifying their safe contents by the end of the day shall be recorded in the presence of the respective representatives. Any such contents so verified or recorded and thereafter remaining in the hands of Purchaser shall be the responsibility of Purchaser and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any liability therefore. Seller hereby agrees to indemnify and hold Purchaser harmless from any liability arising from claims by guests for any loss of contents in the safes not verified or recorded on the Closing Date.

               (j) Baggage. On the Closing Date representatives of Purchaser and Seller shall take an inventory of all baggage, valises and trunks checked or left in the care of Seller at the Property. From and after the Closing Date, Purchaser shall be responsible for all baggage listed in said inventory and Purchaser hereby indemnifies and agrees to hold Seller harmless from any liability therefore. Seller shall remain liable for any negligence or malfeasance with respect to such baggage which occurred prior to the Closing Date as well as for claimed omissions from said inventory, and hereby indemnifies and agrees to hold Purchaser harmless from any liability therefor.

               (k) Jurisdiction. Any action or proceeding concerning this Agreement shall be commenced only in a state or federal court of competent jurisdiction located in the State of New York, and the parties hereby expressly and irrevocably submit themselves to the jurisdiction of said courts and waive any objections they may now or hereafter have based on venue and/or forum non-conveniens. In any legal action or proceeding, the parties hereby waive their right to trial by a jury.

               (l) Attorneys' Fees, Actions. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the non-prevailing party in any such action or proceeding (the finality of which is not legally contested) shall pay to the prevailing party all costs, damages, fees and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

               (m) No Further Assumption. The parties acknowledge and agree that except as otherwise expressly provided herein, Purchaser is not assuming any liabilities or obligations of Seller which arose during or relate to any period of time prior to the Closing Date.

                                  ARTICLE XIV

                              DEFAULTS AND REMEDIES

        14.01. Seller's Remedies. IF PURCHASER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT (EXCLUDING POST-CLOSING OBLIGATIONS) FOR ANY REASON EXCEPT
(A) THE FAILURE OF ANY CONDITION PRECEDENT SET FORTH IN SECTION 9.01 TO PURCHASER'S OBLIGATIONS UNDER THIS AGREEMENT OR (B) PURCHASER'S TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS, SELLER SHALL BE ENTITLED AS ITS SOLE REMEDY TO TERMINATE THIS AGREEMENT AND RECOVER THE EARNEST MONEY AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, IN FULL SATISFACTION OF ANY CLAIMS AGAINST PURCHASER. SELLER AND PURCHASER AGREE THAT THE SELLER'S DAMAGES RESULTING FROM PURCHASER'S DEFAULT ARE DIFFICULT TO DETERMINE AND THE AMOUNT OF THE EARNEST MONEY IS A FAIR ESTIMATE OF THOSE DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. WITH RESPECT TO PURCHASER'S BREACH OF ANY OF ITS SURVIVING POST-CLOSING OBLIGATIONS, SELLER SHALL HAVE ALL REMEDIES PROVIDED HEREUNDER AND ANY AND ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY WHICH ARE NOT INCONSISTENT WITH THE TERMS OF THIS AGREEMENT.

        14.02. Purchaser's Remedies. If Seller fails to perform its obligations under this Agreement (excluding post-Closing obligations) for any reason except the failure of any condition precedent to Seller's obligations under this Agreement, then Purchaser shall elect, as its sole and exclusive remedy, either:
(a) to terminate this Agreement by giving Seller written notice of such election prior to or at Closing whereupon the Title Company shall promptly return to Purchaser the Earnest Money; or (b) to waive the default and close without any abatement or reduction of the Purchase Price; or (c) to enforce specific performance of this Agreement. In addition to the foregoing, in the event that Seller's breach consists of its failure to cause any or all of the Existing Mortgage or the Existing Marriott Agreements to be terminated or released from the Property as of the Closing Date (it being understood that the Title Company's agreement to issue the Title Policy without any exception for the Existing Mortgage, notwithstanding that the actual release instrument is not available for recording on the Closing Date, shall be deemed in full satisfaction of Seller's obligations hereunder), and Purchaser elects to terminate the Agreement, Seller shall pay to Purchaser the sum of $200,000 as a "breakup" fee. With respect to Seller's breach of any of its surviving post-Closing obligations, Purchaser shall have all remedies provided hereunder and any and all remedies available at law or in equity which are not inconsistent with the terms of this Agreement.

                          [The signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                                     SELLER:

                                     SHC SCHAUMBURG II, L.L.C.,
                                     a Delaware limited liability company

                                     By:   /s/ James Mead
                                         ----------------
                                     Name: James Mead
                                     Its: Executive Vice President, CFO

                                     PURCHASER:

                                     THE PROCACCIANTI GROUP, LLC, a Rhode Island limited liability company

                                     By:   /s/   James Procaccianti
                                         --------------------------
                                     Name: James Procaccianti
                                     Its: Manager

                                    EXHIBIT A

                                      LAND

                                Legal Description
                                -----------------

That certain real property located in the City of Schaumberg, County of Cook, State of Illinois, having a street address of 50 Martingale Road more particularly described as follows:

               Parcel 1: Lot 2 in Woodfield Corporate Center Resubdivision, being a resubdivision of Lots 2, 3 and 4 in Prudential's Resubdivision of Lot 4 in Woodfield Corporate Center, a Subdivision in the East 1/2 of the South East 1/4 of Section 13, and the East 1/2 of the North East 1/4 of Section 24, Township 41 North, Range 10, East of the Third Principal Meridian, in Cook County, Illinois

               Parcel 2: Sign Easement for benefit of Parcel 1 as created by Declaration of Protective Covenants for Woodfield Corporate Center recorded as Document Number 24657502 as thereafter amended by First Amendment recorded as Document Number 98429887 and thereafter amended by Second Amendment recorded as Document Number 98429888

               Parcel 3: Storm Water Easement for benefit of Parcel 1 to cause storm water from the Hotel Property and Office Property to be stored in, drained into and released from the Detention Facility and the Detentions Property, to enter upon the Detention Property to construct, maintain and repair all pipes and related facilities necessary to drain storm water from the Hotel Property and the Office Property into the Detention Facility and for access to the Detention Property as necessary to obtain the benefits of the foregoing Easements as Created by Declaration of Protective Covenants for Woodfield Corporate Center recorded as Document Number 24657502 as thereafter amended by First Amendment recorded as Document Number 98429887 and thereafter amended by Second Amendment recorded as Document Number 98429888

Permanent Real Estate Tax Identification Number:  #07-24-201-018-0000

                                    EXHIBIT B

                         EARNEST MONEY ESCROW AGREEMENT

                                    EXHIBIT C

                                 EXCLUDED ASSETS


1. Any sums owed or payable to Seller or its Affiliates under the Existing Marriott Agreements.

                                    EXHIBIT D

                              PERMITTED EXCEPTIONS


1. Liens for real estate taxes, vault taxes and special assessments not yet due and payable.

2.      The Space Leases.

3.      Water rent and sewer charges.

4. Lease made by Strategic Hotel Funding, LLC to Nextel West Corp., D/B/A/ Nextel Communications dated September 18, 2000, a memorandum of which was recorded October 5, 2000, as Document No. 00779417.

5. (A) Terms, provisions, and conditions relating to the easement described as Parcel 2 and 3 contained in the instrument creating said easement.

        (B) Rights of the adjoining owner or owners to the concurrent use of said easement.

6. Lease made by Woodfield Corporate Center Joint Venture, an Illinois Joint Venture, to Southwestern Bell Mobile System, Inc. doing business as Cellular One-Chicago, a Delaware and Virginia Corporation, dated June 3, 1991, a memorandum of which was recorded June 27, 1991, as Document No. 91316699.

7. Easement in favor of Illinois Bell Telephone Company, The Commonwealth Edison Company and Northern Illinois Gas Company, and its/their respective successors and assigns, and the provisions relating thereto contained in the Woodfield Corporate Center Plat recorded as Document No. 24640081.

8. A 30 foot building line along the northeasterly and easterly lines as shown on Plat of Woodfield Corporate Center subdivision recorded as Document 24640081.

9. 10 foot easement to the Commonwealth Edison Company along the south line as shown on Plat of Woodfield Corporate Center recorded September 22, 1978, as Document 24640081.

10. Rights of the public or quasi public utilities as disclosed by survey made by James, Schaeffer & Schimming Inc. dated February 29, 1988 and last revised August 18, 1999, depicting the following: manholes (of various sorts), water valves and catch basins.

11. Rights of the adjoining owner in and to the wood ramp located along the southern line of the land as disclosed by survey made by James, Schaeffer & Schimming, Inc. dated February 29, 1988, and last revised August 18, 1999.

12. 20 foot draining and public utility easements as shown on Plat of Woodfield Corporate Center Subdivision recorded September 22, 1978 as Document 24640081 over and across the land shown by dotted lines.

13. Public utility easements as shown on Plat of Woodfield Corporate Center Subdivision recorded September 22, 1978 as Document 24640081 over the following:

        20 feet along the south line and 30 feet along the northeasterly and easterly line.

14. A 30 foot building line along the northeasterly and easterly line as shown on Plat of Prudential's Resubdivision of Lot 4 recorded August 11, 1983 as Document 26729261.

15. Public utility easement as shown on Plat of Prudential's Resubdivision of Lot 4 recorded August 11, 1983 as Document 26729261 along the northeasterly and easterly lines.

16. 20 foot drainage and utility easement as shown on Plat of Prudential's Resubdivision recorded August 11, 1983 as Document 26729261 over property shown by dotted lines.

17. Easement for public utilities and drainage, and the easement provisions and grantees as set forth on the Plat of Prudential's Resubdivision of Lot 4, over the property noted at exception reference letter(s) T and J.

18. A 30 foot building line along the northeasterly and easterly lines as shown on Plat of Woodfield Corporate Center Resubdivision recorded September 18, 1997 as Document 97690879.

19. Public utility easements and drainage as shown on Plat of Woodfield Corporate Center Resubdivision recorded September 18, 1997 described as follows:

        10 feet along the northerly, northwesterly, west, and south lines;

        30 feet along the northeasterly and easterly lines;

        20 feet along the south line.

20. A 10 foot easement to the Commonwealth Edison Company along the south line as shown on Plat of Woodfield Corporate Center Resubdivision recorded September 18, 1997 as Document 97690879.

21. Easement for public utilities and drainage, and the easement provisions and grantees as set forth on the Plat of Subdivision recorded September 18, 1997 as Document 97690879, over the property noted at exception reference letter(s) `R' and `S'.

22. Rights of the Village of Schaumburg under unrecorded temporary construction easement dated March 30, 1999. Easement expires December 31, 2001 and as depicted on survey made by James, Schaeffer & Shimming, Inc. dated February 29, 1988 and last revised August 18, 1999.

23. Terms, Covenants, and Conditions contained in Declaration of Protective Covenants for Woodfield Corporate Center recorded October 4, 1978 as Document 24657502 and Amended by Documents 98429887 and 98429888.

24. The land lies within the boundaries of a special service area as disclosed by ordinance recorded as Document 88082791, and is subject to additional taxes under the terms of said ordinance and subsequent related ordinances.

                                    EXHIBIT E

                         SUBMITTED FINANCIAL STATEMENTS


December 2004                  Period 13                    Operating Statement
December 2003                  Period 13                    Operating Statement
December 2002                  Period 13                    Operating Statement
March 2005                     Period 3                     Operating Statement
April 2005                     Period 4                     Operating Statement
May 2005                       Period 5                     Operating Statement
June 2005                      Period 6                     Operating Statement

                                    EXHIBIT F

                                 HOTEL CONTRACTS


        1. Equipment Lease Agreement between Acorto Inc. and Marriott Hotel Services, Inc. d/b/a Chicago Schaumberg Marriott Hotel dated August 9, 2001.

        2.     Macke Water Systems Equipment Lease dated February 19, 2001.

        3. Pitney Bowes Credit Corporation Lease Agreement dated February 24, 2003.

        4.     Verizon Wireless Messaging Service Agreement dated June 13, 2003.

        5.     Xerox Lease Agreement dated January 10, 2003.

        6.     Xerox Lease Agreement dated January 10, 2003.

        7.     Xerox Lease Agreement dated February 24, 2003.

        8.     Xerox Lease Agreement dated September 9, 2004.

        9.     Xerox Lease Agreement dated June 13, 2002.

        10.    Xerox Lease Agreement dated June 13, 2002.

        11. Pay Phone Service Agreement With Variable Compensation dated October 5, 1994 between Schaumberg Marriott Hotel and Ameritech.

        12. On Command Video Agreement between On Command Video Corporation and Marriott Corporation dated January 26, 1993.

        13.    Agreement with ADT Security Services, Inc. dated September 28,
2000.

        14. BFI Alliance Waste Services Customer Service Agreement dated February 9, 2001.

        15. Confirmatory Order and Invoice from Carrier Corporation dated February 23, 2005 covering period 1/1/05-12/31/07.

        16. Energy Service Agreement dated April 10, 2003 between Centerpoint Energy Marketing, Inc., as Seller, and Marriott Schaumberg Hotel, as Buyer.

        17.    Certegy Welcome Check Warranty Agreement.

        18. Master Retail Power Sales Agreement dated April 25, 2002 between Dynegy Energy Services, Inc. and Marriott International, Inc.

        19. Concordia Extended Customer Care Agreement for Five Day Operation (Acorto Espresso Machines) for period 12/3/04 to 12/2/05.

        20. Service Contract No. 24267000 Endorsement No. 1 dated April 1, 1983 between Dunbar Armored, Inc. and Marriott Corporation.

        21.    Pest Elimination Agreement dated June 1997 with Ecolab.

        22. Honeywell Installation and Service Agreement dated January 12, 1983 between Honeywell Protection Services Division and Marriott Hotel Schaumberg.

        23. Depot Exchange Maintenance Agreement dated March 30, 2001 between Kronos Incorporated and Marriott Schaumberg.

        24.    Micros Systems Inc. invoice dated June 21, 2004.

        25. Music Services Agreement dated March 30, 1994 between Muzak Limited Partnership and Schaumberg Marriott Hotel.

        26. Executive Account Maintenance Agreement between Schindler Elevator Corporation and the Marriott Hotel dated December 14, 1993 together with invoice dated January 1, 2005.

        27. Electricity Sales and Purchase Agreement between Sempra Energy Solutions and Marriott International, Inc. d/b/a/ Chicago Marriott Schaumberg, on behalf of Strategic Hotel Capital, Inc. dated July 10, 2003.

        28. Landscape Maintenance Proposal for Marriott Schaumberg dated September 28, 2004, revised December 6, 2004 from TruGreen LandCare.

        29. Service Agreement between Waste Management West and Marriott Schaumberg dated August 13, 1999 (unexecuted copy).

        30.    PBX Service Contract between Xeta Corporation and Marriott
Schaumberg.

        31. Master Concession Agreement dated January 1, 1997 between Marriott International, Inc. and The Hertz Corporation.

                                    EXHIBIT G

                                  SPACE LEASES


        1. Automated Teller Machine Agreement dated April 1, 2004 between First American Bank Corporation and Marriott Schaumberg Hotel.

        2. License Agreement dated April 26, 1996 between Woodfield Corporate Center Joint Venture and AT&T Wireless PCS, Inc.

        3. Antenna Lease Agreement dated June 3, 1991 between Woodfield Corporate Center Joint Venture and Southwestern Bell Mobile Systems, Inc. d/b/a Cellular One - Chicago (now known as Cingular Wireless).

        4. Communications Site Lease Agreement dated September 18, 2000 between Strategic Hotel Funding, LLC and Nextel West Corp., d/b/a Nextel Communications.

        5. Lease Agreement dated May 24, 1989, as amended by Amendment to Lease Agreement dated July 16, 2004 between SHC Schaumberg II LLC and Chicago SMSA Limited Partnership d/b/a Verizon Wireless.

                                    EXHIBIT H

                        PENDING OR THREATENED LITIGATION


                                      None.

                                    EXHIBIT I

                              NOTICES OF VIOLATION


               1. Letter dated August 3, 2005 from the Landscape Inspector of the Village of Schaumburg regarding dead/declining/missing trees.

                                    EXHIBIT J

                                      DEED


THIS INSTRUMENT PREPARED BY,
AND AFTER RECORDING RETURN TO:








                                 QUITCLAIM DEED
                                 --------------


        SHC SCHAUMBURG II, L.L.C., a Delaware limited liability company ("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand to Grantor by ____________________, a ____________________ ("Grantee"), whose mailing address is ____________________, the receipt and sufficiency of which is hereby acknowledged, by these presents does CONVEY AND QUITCLAIM unto Grantee that certain tract of land located in Cook County, Illinois, more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Grantor as of the date hereof and all rights, privileges and appurtenances pertaining thereto including all of Grantor's right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the "Real Property").

        This conveyance is made by Grantor and accepted by Grantee subject to all matters of record, including, but not limited to, those set forth on Exhibit B attached hereto and incorporated herein by this reference (the "Permitted Exceptions").

        By accepting this deed, the Grantee covenants and agrees to be bound by the covenants, conditions and restrictions set forth in that certain Declaration of Protective Covenants for Woodfield Corporate Center, Schaumburg, Illinois, dated October 3, 1978, and recorded October 4, 1978, as Document No. 24657502 with the Recorder of Deeds of Cook County, Illinois, as amended by that certain First Amendment to Declaration of Protective Covenants for Woodfield Corporate Center dated May 20, 1998, and recorded May 22, 1998, as Document No. 98429887 with the Recorder of Deeds of Cook County, Illinois, and by that certain Declaration of Easements and Second Amendment to Declaration of Protective Covenants for Woodfield Corporate Center dated May 20, 1998, and recorded May 22, 1998, as Document No. 98429888 with the Recorder of Deeds of Cook County, Illinois.

        TO HAVE AND TO HOLD the Real Property together with all improvements located thereon all and singular the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns.

        EXECUTED this _____ day of _________, 2005, TO BE EFFECTIVE as of the _____ day of __________, 2005.


                                   SHC SCHAUMBURG II, L.L.C., a Delaware limited liability company


                                   By: _______________________________________
                                   Name: _____________________________________
                                   Title: ____________________________________

STATE OF                              ss.
         --------------------------
                                      ss.

COUNTY OF                             ss.
          -------------------------


This instrument was acknowledged before me on __________, 2005, by ___________________, the __________________ of SHC Schaumburg II, L.L.C., who,
being duly sworn, stated that s/he executed the same as said officer on behalf of said company.

                                               ________________________________
                                               _________________, Notary Public


My Commission Expires:

___________________________

                                    EXHIBIT K

                                  BILL OF SALE


        THIS BILL OF SALE is made and given as of the _____ day of ____________, 2005 pursuant to the provisions of that Agreement for Sale and Purchase of Hotel (the "Agreement") dated ____________, 2005 by and between SHC Schaumburg II, L.L.C. ("Seller"), and _____ _____________________ ("Purchaser"). Unless
otherwise specifically provided herein, all capitalized terms in this Bill of Sale not otherwise defined herein shall have the same meanings as in the Agreement and for such purpose the Agreement is incorporated herein by this reference.

        FOR TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Seller does hereby sell, assign, transfer and set over unto Purchaser all of Seller's right, title, and interest in, to, and under the following described property, to have and to hold unto Purchaser, its legal representatives, successors and assigns, forever: the Fixtures and Tangible Personal Property, Documents, Consumables, Supplies and Operating Equipment, subject in each case to the Permitted Exceptions.

        Except as otherwise expressly set forth in the Agreement, all warranties of quality, fitness and merchantability are hereby excluded. In addition, and notwithstanding anything contained in this Bill of Sale to the contrary, this Bill of Sale is subject to all disclaimers and qualifications by Seller and all encumbrances set forth in the Agreement with respect to said personal property, including, without limitation, those set forth in Section 2.02, and all such disclaimers, qualifications, and encumbrances are hereby incorporated in this Bill of Sale by reference and made a part of this Bill of Sale.

        IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale the day and year first above written.

                                     SELLER:

                                     SHC SCHAUMBURG II, L.L.C.


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Its: ______________________________________

                                    EXHIBIT L

             ASSIGNMENT OF SPACE LEASES, HOTEL CONTRACTS, BOOKINGS,
                  PERMITS, INTANGIBLES AND ACCOUNTS RECEIVABLE


        This Assignment is made and given as of the ____ day of _______________, 2005 by SHC SCHAUMBURG II, L.L.C., a Delaware limited liability company ("Assignor") pursuant to that certain Agreement for Sale and Purchase of Hotel ("Agreement") dated _______________, 2005 by and between Assignor and ____________________ ("Assignee"). All capitalized terms in this Assignment not otherwise defined herein have the same meaning as in the Agreement and for such purpose the Agreement is incorporated herein by this reference.

        For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, Assignor does hereby, assign, transfer, and set over unto Assignee, all of Assignor's right, title, and in, to, and under the following: the Bookings, Hotel Contracts, Space Leases, Permits (other than Excluded Permits), Intangibles and Accounts Receivable (collectively, the "Assigned Assets").

        Assignee hereby accepts the foregoing assignment and assumes and agrees to perform any and all of the obligations of Assignor, if any, under the Assigned Assets which arise or relate to the period commencing from and after the date hereof.

        Assignee acknowledges that Assignor has not made and does not make any representations or warranties of any kind whatsoever, oral or written, express or implied, with respect to any of the Assigned Assets, except as may be expressly set forth in the Agreement. In addition, and notwithstanding anything contained in this Assignment to the contrary, this Assignment is subject to all disclaimers and qualifications by Assignor and all encumbrances set forth in the Agreement with respect to the Assigned Assets, including, without limitation, those set forth in Section 2.02, and all such disclaimers, qualifications, and encumbrances are hereby incorporated into this Assignment by reference and made a part of this Assignment.

        This Assignment may be executed in several counterparts and all counterparts so executed shall constitute one Assignment, binding on all the parties hereto and thereto, notwithstanding that all the parties are not signatories to the same counterpart.

        IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

                                    ASSIGNOR:

                                    SHC SCHAUMBURG II, L.L.C.


                                    By: _______________________________________

                                    Name: _____________________________________
                                    Its: ______________________________________

                                    ASSIGNEE:

                                    ___________________________________


                                    By: _______________________________________

                                    Name: _____________________________________
                                    Its: ______________________________________

                                    EXHIBIT M

                       CERTIFICATION OF NON-FOREIGN STATUS


        Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold the tax if the transferor is a foreign person. To inform the transferee, __________________ ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by SHC Schaumburg II, L.L.C. ("Transferor") and with the knowledge that the transferee will rely upon the following statements, the undersigned hereby certifies the following on behalf of Transferor.

        1. Strategic Hotel Capital, Inc. ("SHC") is the beneficial owner of all of the limited liability company interests in Transferor;

        2. All of Transferor and the other entities in the chain of ownership of Transferor which are subsidiaries of SHC are disregarded entities (as defined in Section 1.1445-2(b)(2)(iii));

        3. SHC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

        4. SHC's United States employer identification number/social security number is ___-______________; and

        5.     SHC's office address is ___________________________________.

        SHC understands that this certification may be disclosed to the Internal Revenue by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of SHC.

Dated: __________________________, 2005.

                                      STRATEGIC HOTEL CAPITAL, INC.



                                      By: ______________________________________
                                      Name: ____________________________________
                                      Its: _____________________________________

                                    EXHIBIT N

                           DEFINITION OF "COMPETITOR"

               "Competitor" means any Person that owns, has an interest in, or is an Affiliate, principal or director of a Person that owns or has an interest in a hotel brand, trade name, trademark, system or chain (a "Brand") that is comprised of at least (i) ten (10) luxury hotels, (ii) twenty (20) full-service hotels or (iii) fifty (50) limited-service hotels. For the purposes of defining "Competitor" herein, "luxury hotels" are hotels in a Brand that has a system average daily rate in excess of $180.00 and an average number of rooms per location in excess of 100; "full-service" hotels are those hotels that typically offer three (3) meals per day and have an average of three thousand (3,000) square feet or more of meeting space per hotel in the hotel Brand; "limited-service" hotels are hotels that are neither "luxury hotels" nor "full-service" hotels. A Person shall not be deemed to be a Competitor if such Person has an interest in such Brand merely as a franchisee or as a mere passive investor that has no Control or influence over the business decisions concerning the Brand at issue, such as limited partners in a partnership or as a non-Controlling mere stockholder in a corporation.





                                      N-1